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                                                                    EXHIBIT 2.1
===============================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              SCHULER HOMES, INC.,
                             a Delaware corporation,

                    APOLLO REAL ESTATE INVESTMENT FUND, L.P.,
                         a Delaware limited partnership,

                               BLACKACRE WPH, LLC,
                      a Delaware limited liability company,

                   HIGHRIDGE PACIFIC HOUSING INVESTORS, L.P.,
                        a California limited partnership,

                              AP WP PARTNERS, L.P.,
                         a Delaware limited partnership,

                           AP WESTERN GP CORPORATION,
                             a Delaware corporation,

                                  AP LHI, INC.,
                            a California corporation

                                       and

                              LAMCO HOUSING, INC.,
                            a California corporation

                         DATED AS OF SEPTEMBER 12, 2000

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                                TABLE OF CONTENTS

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RECITALS         ...........................................................................................1

ARTICLE I        DEFINITIONS................................................................................2

    1.1      Certain Defined Terms..........................................................................2

    1.2      Other Defined Terms............................................................................8

ARTICLE II       REORGANIZATION.............................................................................8

    2.1      Formation of Newco; Effective Time.............................................................8

    2.2      Merger A.......................................................................................9

    2.3      Effect of Merger A  on Securities of Schuler,  Merger Sub and Newco...........................10

    2.4      Dividends, Etc................................................................................10

    2.5      WP Partners' and WP LLC's Contribution........................................................11

    2.6      Merger B......................................................................................12

ARTICLE III      CLOSING...................................................................................12

    3.1      Closing.......................................................................................12

    3.2      WP Partners' Obligations at Closing...........................................................12

    3.3      Schuler Obligations at Closing................................................................13

    3.4      Newco Obligations at Closing..................................................................13

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE WP PARTNERS.........................................14

    4.1      WP Partners and WP Parents....................................................................14

    4.2      Subsidiaries..................................................................................15

    4.3      Authorization.................................................................................16

    4.4      Non-Contravention.............................................................................17

    4.5      Financial Statements; No Undisclosed Liabilities..............................................17

    4.6      Absence of Certain Changes....................................................................18

    4.7      Title to Assets...............................................................................18

    4.8      Real Property.................................................................................19

    4.9      Intellectual Property.........................................................................21

    4.10     Litigation....................................................................................21

    4.11     Employee Benefit Matters......................................................................22

    4.12     Taxes.........................................................................................24

    4.13     Compliance With Law...........................................................................25

    4.14     Contracts and Commitments.....................................................................26

    4.15     Permits and Other Operating Rights............................................................26
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    4.16     Labor Matters.................................................................................27

    4.17     Environmental Matters.........................................................................27

    4.18     Warranty Obligations..........................................................................28

    4.19     Homeowner Associations........................................................................29

    4.20     Assets Necessary to the WP Business...........................................................29

    4.21     Accuracy of Information Furnished.............................................................29

    4.22     No Brokers....................................................................................29

    4.23     Disclaimer....................................................................................30

    4.24     LLC...........................................................................................30

    4.25     Non-Controlled WP Entities....................................................................31

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF SCHULER.................................................31

    5.1      Schuler Organization..........................................................................31

    5.2      Subsidiaries..................................................................................31

    5.3      Authorization.................................................................................32

    5.4      Non-Contravention.............................................................................33

    5.5      SEC Filings; Financial Statements; No Undisclosed Liabilities.................................33

    5.6      Absence of Certain Changes....................................................................34

    5.7      Title to Assets...............................................................................35

    5.8      Real Property.................................................................................35

    5.9      Intellectual Property.........................................................................37

    5.10     Litigation....................................................................................38

    5.11     Employee Benefit Matters......................................................................38

    5.12     Taxes.........................................................................................40

    5.13     Compliance With Law...........................................................................42

    5.14     Contracts and Commitments.....................................................................42

    5.15     Permits and Other Operating Rights............................................................43

    5.16     Labor Matters.................................................................................43

    5.17     Environmental Matters.........................................................................43

    5.18     Warranty Obligations..........................................................................44

    5.19     Homeowner Associations........................................................................45

    5.20     Assets Necessary to the Schuler Business......................................................45

    5.21     Accuracy of Information Furnished.............................................................45
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    5.22     No Brokers....................................................................................46

    5.23     Disclaimer....................................................................................46

    5.24     Non-Controlled Schuler Entities...............................................................46

ARTICLE VI       CERTAIN COVENANTS.........................................................................46

    6.1      Access to Information.........................................................................46

    6.2      Conduct of Businesses Pending Closing.........................................................47

    6.3      No Solicitation of Transactions...............................................................50

    6.4      Authorizations................................................................................50

    6.5      Contribution to WP LLC........................................................................51

    6.6      Acknowledgements..............................................................................51

    6.7      Public Announcements..........................................................................52

    6.8      Registration Statement........................................................................52

    6.9      Schuler Stockholder Meeting...................................................................53

    6.10     Listing Application...........................................................................53

    6.11     Affiliate Letters.............................................................................53

    6.12     Non-Disclosure of Proprietary Data............................................................53

    6.13     Section 341(f) Consent........................................................................53

    6.14     Newco Stock Option Plan.......................................................................54

ARTICLE VII      CONDITIONS TO THE OBLIGATIONS OF SCHULER..................................................54

    7.1      Accuracy of Representations and Warranties....................................................54

    7.2      Performance...................................................................................54

    7.3      HSR Act.......................................................................................54

    7.4      Absence of Governmental Orders................................................................54

    7.5      Officers' Certificates........................................................................54

    7.6      Certain Agreements............................................................................55

    7.7      Stockholder Approval..........................................................................55

    7.8      Form S-4......................................................................................55

    7.9      Listing.......................................................................................55

    7.10     WP Required Consents..........................................................................55

    7.11     FIRPTA Matters................................................................................55

    7.12     Employment Agreement..........................................................................55
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ARTICLE VIII     CONDITIONS TO THE OBLIGATIONS OF THE WP PARTNERS..........................................55

    8.1      Accuracy of Representations and Warranties....................................................55

    8.2      Performance...................................................................................56

    8.3      HSR Act.......................................................................................56

    8.4      Absence of Governmental Orders................................................................56

    8.5      Officers' Certificates........................................................................56

    8.6      Certain Agreements............................................................................56

    8.7      Stockholder Approval..........................................................................56

    8.8      Form S-4......................................................................................56

    8.9      Listing.......................................................................................56

    8.10     Schuler Required Consents.....................................................................56

    8.11     Employment Agreement..........................................................................56

ARTICLE IX       INDEMNIFICATION...........................................................................56

    9.1      Survival of Representations and Warranties....................................................56

    9.2      Indemnification by the WP Partners............................................................57

    9.3      Indemnification by Schuler....................................................................57

    9.4      General Indemnification Provisions............................................................57

    9.5      Limitations on Indemnification................................................................59

    9.6      Stock Indemnification Payments................................................................59

ARTICLE X        [INTENTIONALLY OMITTED]...................................................................60

ARTICLE XI       TERMINATION...............................................................................60

    11.1     Termination...................................................................................60

    11.2     Written Notice................................................................................61

    11.3     Effect of Termination.........................................................................61

    11.4     Waiver........................................................................................61

ARTICLE XII      GENERAL PROVISIONS........................................................................61

    12.1     Expenses, Taxes, Etc..........................................................................61

    12.2     Notices.......................................................................................62

    12.3     Disclosure Schedules..........................................................................63

    12.4     Interpretation................................................................................63

    12.5     Severability..................................................................................64

    12.6     Assignment....................................................................................64

    12.7     No Third-Party Beneficiaries..................................................................64
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    12.8     Amendment.....................................................................................64

    12.9     No Other Remedies.............................................................................64

    12.10    Further Assurances............................................................................64

    12.11    Mutual Drafting...............................................................................65

    12.12    Governing Law.................................................................................65

    12.13    Dispute Resolution............................................................................65

    12.14    Consent to Jurisdiction; Waivers..............................................................66

    12.15    Waiver of Jury Trial..........................................................................66

    12.16    Counterparts..................................................................................66

    12.17    Entire Agreement..............................................................................66
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EXHIBITS:

EXHIBIT A             ..................................................................Non-Competition Agreements

EXHIBIT B             ...............................................................Registration Rights Agreement

EXHIBIT C             ......................................................................Stockholders Agreement

EXHIBIT D             .................................................................Charter and Bylaws of Newco

EXHIBIT E             ............................................................Charter and Bylaws of Merger Sub

EXHIBIT F             .........................................................................Merger  A Agreement

EXHIBIT G             ...................................................................Schuler Affiliate Letter

EXHIBIT H             ...........................................................................WP LLC Assignment

EXHIBIT I             ........................Opinion of Morgan, Lewis & Bockius LLP and other WP Partners counsel

EXHIBIT J             ...............................................Opinion of Orrick, Herrington & Sutcliffe LLP

EXHIBIT K             .........................................................................WP Affiliate Letter

EXHIBIT L             ..........................................................James Schuler Employment Agreement

EXHIBIT M             ...............................................................Form of Indemnity Calculation



SCHEDULES:

2.1(b)                .............................................................Directors and Officers of Newco

12.4(a)               ............................................WP Partnership and WP Entities Knowledge Persons

12.4(b)               ...................................................................Schuler Knowledge Persons



WP DISCLOSURE SCHEDULE:

SECTION 1.1           ..........................................................................Financing Consents

SECTION 4.1           ..................................................................WP Partners and WP Parents

SECTION 4.2           ................................................................................Subsidiaries

SECTION 4.3(c)        ...............................................................................Authorization

SECTION 4.4           ...........................................................................Non-Contravention

SECTION 4.5(a)        ........................................................................Financial Statements

SECTION 4.6           ..................................................................Absence of Certain Changes

SECTION 4.7           .............................................................................Title to Assets

SECTION 4.8(a)        .......................................................................Leased Real Property

SECTION 4.8(b)        .........................................................................Owned Real Property

SECTION 4.8(c)        ..............................................................................Land Contracts
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SECTION 4.8(d)        .........................................................Other Real Property Representations

SECTION 4.9           .......................................................................Intellectual Property

SECTION 4.10          ..................................................................................Litigation

SECTION 4.11          ....................................................................Employee Benefit Matters

SECTION 4.12          .......................................................................................Taxes

SECTION 4.14          ...................................................................Contracts and Commitments

SECTION 4.15          ..........................................................Permits and Other Operating Rights

SECTION 4.16          ...............................................................................Labor Matters

SECTION 4.17          .......................................................................Environmental Matters

SECTION 4.18          ........................................................................Warranty Obligations

SECTION 4.19          ......................................................................Homeowner Associations

SECTION 4.20          .........................................................Assets Necessary to the WP Business

SECTION 4.25          ..................................................................Non-Controlled WP Entities

SECTION 6.2           .........................................................Conduct of Business Pending Closing


SCHULER DISCLOSURE SCHEDULE:

SECTION 1.1           ..........................................................................Financing Consents

SECTION 5.2           ................................................................................Subsidiaries

SECTION 5.3(b)        ...............................................................................Authorization

SECTION 5.4           ...........................................................................Non-Contravention

SECTION 5.6           ..................................................................Absence of Certain Changes

SECTION 5.7           .............................................................................Title to Assets

SECTION 5.8(a)        ........................................................................Leased Real Property

SECTION 5.8(b)        .........................................................................Owned Real Property

SECTION 5.8(c)        ..............................................................................Land Contracts

SECTION 5.8(d)        .........................................................Other Real Property Representations

SECTION 5.9           .......................................................................Intellectual Property

SECTION 5.10          ..................................................................................Litigation

SECTION 5.11          ....................................................................Employee Benefit Matters

SECTION 5.12          .......................................................................................Taxes

SECTION 5.14          ...................................................................Contracts and Commitments

SECTION 5.15          ..........................................................Permits and Other Operating Rights
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SECTION 5.16          ...............................................................................Labor Matters

SECTION 5.17          .......................................................................Environmental Matters

SECTION 5.18          ........................................................................Warranty Obligations

SECTION 5.19          ......................................................................Homeowner Associations

SECTION 5.20          ....................................................Assets Necessary to the Schuler Business

SECTION 5.24          .............................................................Non-Controlled Schuler Entities

SECTION 6.2           .........................................................Conduct of Business Pending Closing
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                      AGREEMENT AND PLAN OF REORGANIZATION

                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of
September 12, 2000, by and among Schuler Homes, Inc., a Delaware corporation ("Schuler"), Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("Apollo"), Blackacre WPH, LLC, a Delaware limited liability company ("Blackacre"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("Highridge"), AP WP Partners, L.P., a Delaware limited partnership ("APWP"), AP Western GP Corporation, a Delaware corporation ("AP Western"), AP LHI, Inc., a California corporation ("APLHI"), and Lamco Housing, Inc., a California corporation ("Lamco" and, together with Apollo, Blackacre, Highridge, APWP, AP Western and APLHI, the "WP Partners").

                                    RECITALS

                  A. The WP Partners hold all of the partnership interests in Western Pacific Housing Development Limited Partnership, a California limited partnership ("WPHD"), and Western Pacific Development II Limited Partnership, a California limited partnership ("WPHD II"), and all of the membership interests in WPH-Porter, LLC, a Delaware limited liability company ("WPHL" and, together with WPHD and WPHD II, the "WP Parents"; the respective partnership and membership interests in the WP Parents are referred to herein as the "WP Interests").

                  B. The WP Partners and the Board of Directors of Schuler have approved, and deem it advisable and in the best interests of their respective companies, stockholders, partners and members to consummate the reorganization (the "Reorganization") provided for herein, pursuant to which, among other things, Schuler Holdings, Inc. ("Newco"), will acquire (i) all of the common stock of Schuler through the merger of Merger Sub (as defined below) with Schuler and (ii) all of the WP Interests through the contribution of the WP Interests from the WP Partners to WPH-Schuler, LLC, a Delaware limited liability company to be wholly owned by certain of the WP Partners ("WP LLC"), and the contribution of the WP Interests from WP LLC to Newco in exchange for shares of Newco.

                  C. For federal income tax purposes, it is intended that the transfers by WP LLC pursuant to the Reorganization qualify as an exchange under the provisions of Section 351 of the Code (as defined below) and Merger A and Merger B (both as defined below), as applicable, qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                  D. In order to induce the WP Partners to enter into this Agreement, The James and Patricia Schuler Foundation, a Hawaii non-profit corporation (the "Foundation"), and James K. Schuler, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust (collectively with the Foundation, "James Schuler"), is concurrently herewith entering into a Voting Agreement with Apollo, Blackacre and Highridge pursuant to which James Schuler will agree to vote his Schuler shares in favor of the Reorganization at the meeting of the stockholders of Schuler held in connection with the Reorganization (the "Schuler Stockholder Meeting").


                                       1
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                  E. In order to induce the parties hereto to enter into this
Agreement, the WP Partners and Schuler have provided for the execution and delivery of certain ancillary agreements, including Non-Competition Agreements, and a Stockholders Agreement and Registration Rights Agreement providing for certain voting and other restrictions with respect to the shares of Newco Common Stock (as defined below) to be beneficially owned by James Schuler, WP LLC and the WP Partners.

                  F. The WP Partners and Schuler desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACTION" means any claim, action, suit or arbitration, or any other proceeding, in each instance by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations under the Exchange Act.

                  "AGREEMENT" means this Agreement and Plan of Reorganization, including all schedules and exhibits hereto, as it may be further amended from time to time as herein provided.

                  "AGREEMENT DATE" means September 12, 2000.

                  "ANCILLARY AGREEMENTS" means, collectively, the
Non-Competition Agreements, the Stockholders Agreement, the Registration Rights Agreement, the WP LLC Assignment and the GP Assignments.

                  "APLHI" has the meaning specified in the Recitals.

                  "ANTITRUST AUTHORITIES" has the meaning specified in
Section 6.4(c).

                  "APOLLO" has the meaning specified in the Recitals.

                  "AP WESTERN" has the meaning specified in the Recitals.

                  "APWP" has the meaning specified in the Recitals.

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                  "BANKERS TRUST" means Bankers Trust Company, a New York
banking corporation.

                  "BLACKACRE" has the meaning specified in the Recitals.

                  "BOOKS AND RECORDS" means all of the following which pertain to the conduct of the WP Business or Schuler Business, as applicable: books, records, manuals and other materials, accounting books and records, continuing property records for property, plant and equipment, files, computer tapes, disks, other storage media and records, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, blueprints, research and development files, data and laboratory books, patent and trademark files and disclosures, media materials and plates, sales order files, litigation files, deeds, easements and other instruments relating to the Real Property, any Tax Returns filed by the WP Entities, including all work papers and calculations in support of such Tax Returns, and any comparable information with respect to predecessors of the WP Entities to the extent available.

                  "BYLAWS" means a corporation's bylaws, code of regulations or equivalent document.

                  "CHARTER" means a company's certificate of formation, operating agreement, partnership agreement, articles of association, articles of incorporation, certificate of incorporation, or equivalent organizational documents.

                  "CLOSING" means the closing of the transactions contemplated by this Agreement as specified in Section 3.1.

                  "CLOSING DATE" has the meaning specified in Section 3.1.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations of the IRS thereunder.

                  "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement, dated May 1, 2000, between Schuler and WPHD.

                  "CONTRIBUTION" has the meaning specified in Section 2.5.

                  "EFFECTIVE TIME" has the meaning specified in Section 2.1.

                  "ENCUMBRANCE" means any interest (including any security interest), pledge, mortgage, lien, charge, adverse claim or other right of third Persons.

                  "ENVIRONMENTAL LAWS" means all laws, regulations, ordinances, codes, policies, Governmental Orders and consent decrees currently in effect, and any judicial and administrative interpretations thereof, of Governmental Authorities, or any common law doctrines, in effect from time to time relating to pollution or protection of the environment and natural resources,
                                       3

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including those relating to emissions, discharges, Releases or threatened
Releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, possession, treatment, storage, disposal, transport or handling of Hazardous Material.

                  "ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations thereunder.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC thereunder.

                  "FINANCIAL STATEMENTS" has the meaning specified in
Section 4.5(a).

                  "FORM S-4" has the meaning specified in Section 6.8.

                  "GAAP" means U.S. generally accepted accounting principles, unless expressly described otherwise.

                  "GOVERNMENTAL AUTHORITY" means any international, national, Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

                  "GOVERNMENTAL ORDER" means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "GP ASSIGNMENTS" has the meaning specified in
Section 3.2(d).

                  "HAZARDOUS MATERIAL" means any substance, pollutant, material or waste which is regulated or shall become regulated under any applicable Environmental Law, including any such materials regulated as hazardous or toxic substances or material, and including without limitation any crude oil or fraction thereof and petroleum products.

                  "HIGHRIDGE" has the meaning specified in the Recitals.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 15 U.S.C. Section 18A, and the regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "LAMCO" has the meaning specified in the Recitals.

                  "LIABILITIES" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent or mature or unmatured.
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                  "MATERIAL ADVERSE EFFECT" means any event(s) with respect
to, change(s) in, or effect(s) on, a Person which, individually or in the aggregate, is reasonably likely to be adverse to the business, results of operations or financial condition of such Person in a manner that is material to such Person.

                  "MERGER A" has the meaning specified in Section 2.2.

                  "MERGER A AGREEMENT" has the meaning specified in
Section 2.2.

                  "MERGER B" has the meaning specified in Section 2.6.

                  "MERGER SUB" has the meaning specified in Section 2.2.

                  "NEWCO" has the meaning specified in the recitals.

                  "NEWCO CLASS A COMMON STOCK" has the meaning specified in
Section 2.1.

                  "NEWCO CLASS B COMMON STOCK" has the meaning specified in
Section 2.5.

                  "NEWCO COMMON STOCK" means, collectively, Newco Class A Common Stock and Newco Class B Common Stock.

                  "NON-COMPETITION AGREEMENTS" means the Non-Competition Agreements between Newco and each of Eugene Rosenfeld, Craig Manchester and James Schuler, substantially in the form of Exhibit A.

                  "PERMITTED LIENS" means any (a) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business which are not delinquent and which in the aggregate are not material in amount, and do not interfere with the present use of the assets of the WP Entities or the Schuler Entities, as applicable, to which they apply;
(b) liens for current Taxes and assessments not yet due and payable; (c) usual and customary non-monetary real property Encumbrances that do not and will not interfere with the operation of that portion of the WP Business or Schuler Business, as applicable, currently conducted on such property or the Business as a whole; and (d) all applicable zoning ordinances and land use restrictions.

                  "PERSON" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

                  "PROXY STATEMENT/PROSPECTUS" has the meaning specified in
Section 6.8.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among Newco, James Schuler, WP LLC, Apollo, Blackacre and Highridge, substantially in the form of Exhibit B.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including

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the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material).

                  "REORGANIZATION" has the meaning specified in the Recitals.

                  "SCHULER" has the meaning specified in the Recitals.

                  "SCHULER BALANCE SHEET" has the meaning specified in
Section 5.5(b).

                  "SCHULER BUSINESS" means the Schuler Entities' business of designing, constructing, marketing and selling single-family homes, townhomes and condominiums in Arizona, California, Colorado, Hawaii, Oregon and Washington.

                  "SCHULER COMMITMENTS" has the meaning specified in
Section 5.14.

                  "SCHULER COMMON STOCK" has the meaning specified in
Section 2.3.

                  "SCHULER DISCLOSURE SCHEDULE" means the Disclosure Schedule dated as of the Agreement Date, as amended in accordance with this Agreement, as delivered to the WP Partners by Schuler and forming a part of this Agreement.

                  "SCHULER ENTITIES" means, collectively, Schuler and the Schuler Subsidiaries.

                  "SCHULER INDEMNIFIED PARTIES" has the meaning specified in
Section 9.2.

                  "SCHULER INTELLECTUAL PROPERTY" has the meaning specified in Section 5.9.

                  "SCHULER LEASED REAL PROPERTY" has the meaning specified in
Section 5.7(b).

                  "SCHULER LOSS" has the meaning specified in Section 9.2.

                  "SCHULER OWNED REAL PROPERTY" has the meaning specified in
Section 5.8(b).

                  "SCHULER REAL PROPERTY" has the meaning specified in
Section 5.8(b).

                  "SCHULER REQUIRED CONSENTS" means those consents, waivers, approvals, orders and authorizations of, notices to, and registrations, declarations, designations, qualifications and filings with, Governmental Authorities and third Persons, domestic or foreign, (a) set forth in Schuler Disclosure Schedule Section 5.3(b), (b) required in order to eliminate the items set forth in Schuler Disclosure Schedule Section 5.4 from such section,
(c) that otherwise are necessary in order to make the representations and warranties set forth in Sections 5.3(b) and 5.4 true and correct as of the Closing Date and (d) with respect to financings of the Schuler Entities, set forth on Schuler Disclosure Schedule Section 1.1.

                  "SCHULER STOCKHOLDER MEETING" has the meaning specified in the Recitals.

                  "SCHULER SUBSIDIARIES" means, collectively, the Persons in which Schuler has a direct or indirect equity or ownership interest in excess of 10%.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC thereunder.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement between Newco, James Schuler, WP LLC, Apollo, Blackacre and Highridge, substantially in the form of Exhibit C.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises as a transferee, successor-in-interest or by contract, or as a result of being a member of an affiliated or combined group.

                  "TAX RETURN" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedules or attachments thereto, and including any amendment thereof.

                  "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition or collection of any Tax.

                  "WPHD" has the meaning specified in the Recitals.

                  "WPHD II" has the meaning specified in the Recitals.

                  "WPHI" has the meaning specified in Section 2.1.

                  "WPHL" has the meaning specified in the Recitals.

                  "WP BALANCE SHEET" has the meaning specified in
Section 4.5(b).

                  "WP BUSINESS" means the WP Entities' business of designing, constructing, marketing and selling single-family homes, townhomes and condominiums in California.

                  "WP COMMITMENTS" has the meaning specified in Section 4.14.

                  "WP DISCLOSURE SCHEDULE" means the Disclosure Schedule dated as of the Agreement Date, as amended in accordance with this Agreement, as delivered to Schuler by the WP Partners and forming a part of this Agreement.

                  "WP ENTITIES" means, collectively, the WP Parents and the WP Subsidiaries.

                  "WP INTELLECTUAL PROPERTY" has the meaning specified in
Section 4.9.

                  "WP INTERESTS" has the meaning specified in the Recitals.

                  "WP LEASED REAL PROPERTY" has the meaning specified in
Section 4.7(b).

                  "WP LLC" has the meaning specified in the Recitals.

                  "WP LLC ASSIGNMENT" has the meaning specified in
Section 3.2.

                  "WP OWNED REAL PROPERTY" has the meaning specified in
Section 4.8(b).

                  "WP PARENTS" has the meaning specified in the Recitals.

                  "WP PARTNERS" has the meaning specified in the Recitals.

                  "WP PARTNERS INDEMNIFIED PARTIES" has the meaning specified in Section 9.3.

                  "WP PARTNERS LOSS" has the meaning specified in Section 9.3.

                  "WP REAL PROPERTY" has the meaning specified in
Section 4.8(b).

                  "WP REQUIRED CONSENTS" means those consents, waivers, approvals, orders and authorizations of, notices to, and registrations, declarations, designations, qualifications and filings with, Governmental Authorities and third Persons, domestic or foreign, (a) set forth in WP Disclosure Schedule Section 4.3(c), (b) required in order to eliminate the items set forth in WP Disclosure Schedule Section 5.4 from such section, (c) that otherwise are necessary in order to make the representations and warranties set forth in Sections 4.3(c) and 4.4 true and correct as of the Closing Date and (d) with respect to financings of the WP Entities, set forth on WP Disclosure Schedule Section 1.1.

                  "WP SUBSIDIARIES" means, collectively, the Persons in which any WP Parent has a direct or indirect equity or ownership interest in excess of 10%.

                  1.2 OTHER DEFINED TERMS. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                                   ARTICLE II
                                 REORGANIZATION

                  2.1   FORMATION OF NEWCO; EFFECTIVE TIME.

                  (a) NEWCO. Immediately following the Agreement Date, Schuler and the WP Partners shall form Newco as a corporation under the laws of the State of Delaware. The Charter and Bylaws of Newco shall be substantially in the forms set forth in Exhibit D. In connection with such formation, each of Schuler and Western Pacific Housing, Inc. ("WPHI") shall purchase 100 shares of Class A common stock, par value $0.001 per share, of Newco ("Newco Class A Common Stock"), which shares shall be issued to each of Schuler and WPHI at a price of $1.00 per share.

                  (b) DIRECTORS AND OFFICERS OF NEWCO. The directors and officers of Newco shall be the Persons set forth on Schedule 2.1(b). Each such officer and director shall remain in office until his or her successors are duly appointed or elected in accordance with applicable law.

                  (c) EFFECTIVE TIME. The term "Effective Time" shall mean the time and date which is the date and time of the filing of the certificate of merger relating to Merger A with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate as may be permitted by law) or such other time and date as Schuler and the WP Partners may agree upon.

                  2.2   MERGER A.

                  (a) ORGANIZATION OF MERGER SUB. Immediately prior to the Closing Date, Schuler and the WP Partners shall cause Newco to form Schuler Reorganization Sub, Inc. as a corporation under the laws of the State of Delaware and as a wholly owned subsidiary of Newco ("Merger Sub"). Merger Sub shall be organized for the sole purpose of effectuating Merger A as contemplated herein. The Charter and Bylaws of Merger Sub shall be substantially in the forms set forth in Exhibit E. The authorized capital stock of Merger Sub shall consist of 100 shares of common stock, par value $0.001 per share, all of which shall be issued to Newco at a price of $1.00 per share.

                  (b) ACTIONS OF DIRECTORS AND OFFICERS. Immediately prior to the Closing Date, Schuler and the WP Partners shall cause (i) Newco to elect the directors of Newco as the directors of Merger Sub, (ii) the directors of Merger Sub to elect the officers of Schuler as the officers of Merger Sub, (iii) the directors of Newco to ratify and approve this Agreement and the Agreement and Plan of Merger substantially in the form of Exhibit F (the "Merger A Agreement"), (iv) the Merger A Agreement to be executed on behalf of the parties thereto, and (v) the directors and officers of Merger Sub to take such steps as may be necessary or appropriate to complete the organization of the Merger Sub and to approve the Merger A Agreement.

                  (c) ACTIONS OF NEWCO AND MERGER SUB. Immediately prior to the Closing Date, Schuler and the WP Partners shall cause Newco to ratify and approve this Agreement, and shall cause Newco, as the sole shareholder of Merger Sub, to adopt the Merger A Agreement. Schuler and the WP Partners shall cause Newco and Merger Sub to perform their respective obligations under this Agreement and the Merger A Agreement.

                  (d) MERGER A. Upon the terms and subject to the conditions herein set forth and in the Merger A Agreement, Merger Sub shall be merged with and into Schuler ("Merger A") in accordance with the applicable provisions of the laws of the State of Delaware. Schuler shall be the surviving corporation in Merger A and shall continue its corporate existence under the laws of the State of Delaware. As a result of Merger A, Schuler shall become a wholly owned subsidiary of Newco. The effects and consequences of Merger A shall be as set forth in the Merger A Agreement.

                  (e) NAME CHANGES. Concurrently with the Effective Time, Schuler and the WP Partners shall cause Schuler to file with the Secretary of State of Delaware an amendment to its Charter to change its name to Schuler Residential, Inc. and shall cause Newco to file with the Secretary of State of Delaware an amendment to its Charter to change its name to Schuler Homes, Inc.

                  2.3 EFFECT OF MERGER A ON SECURITIES OF SCHULER, MERGER SUB AND NEWCO.

                  (a) MERGER SUB STOCK. At the Effective Time of Merger A, each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of Merger A.

                  (b)   CONVERSION OF SCHULER STOCK. (i) Subject to
Section 2.3(b)(ii), at the Effective Time, each share of common stock, par value $0.01 per share, of Schuler ("Schuler Common Stock") issued and outstanding at the Effective Time shall be converted into one share of Newco Class A Common Stock. Upon such conversion, all such shares of Schuler Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Newco Class A Common Stock.

                        (ii)     At the Effective Time, each share
         of Schuler Common Stock which is held in the treasury of Schuler immediately prior to the Effective Time shall, by virtue of Merger A, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                        (iii)    At the Effective Time, each
         outstanding option to purchase shares of Schuler Common Stock issued pursuant to the Schuler Homes, Inc. Amended and Restated 1992 Stock Option Plan and 1998 Employee Stock Purchase Plan (each, a "Schuler Option") shall be assumed by Newco in such manner that it is converted into an option to purchase shares of Newco Class A Common Stock, with each such Schuler Option to otherwise be exercisable upon the same terms and conditions as then are applicable to such Schuler Option, including the number of shares and exercise price provided thereby. At the Effective Time, Newco shall assume all rights and obligations of Schuler under such plan as in effect at the Effective Time and shall continue such plan in accordance with its terms.

                  (c) NEWCO STOCK HELD BY SCHULER. At the Effective Time of Merger A, the 100 shares of Newco Class A Common Stock issued to each of Schuler and WPHI pursuant to Section 2.1 shall be redeemed by Newco and cease to be outstanding in consideration of a $100 payment by Newco to each of Schuler and WPHI.

                  2.4 DIVIDENDS, ETC. (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Newco Class A Common Stock shall be paid with respect to any shares of Schuler Common Stock, until a certificate representing such shares of Schuler Common Stock (a "Schuler Certificate") is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Schuler Certificate, there shall be paid to the holder of the Newco Class A Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Newco Class A Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Class A Common Stock, less the amount of any withholding taxes which may be required thereon.

                  (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of Schuler of the shares of Schuler Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the surviving corporation of Merger A or Newco, they shall be cancelled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement and the Merger A Agreement in accordance with the procedures set forth in this Article II. Schuler Certificates surrendered for exchange by any person constituting an Affiliate of Schuler, shall not be exchanged until Newco has received an Affiliate Letter from such Person substantially in the form of Exhibit G.

                  (c) None of Schuler, Newco, the surviving corporation of Merger A or any other Person shall be liable to any former holder of shares of Schuler Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) In the event that any Schuler Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Schuler Certificate to be lost, stolen or destroyed and, if required by Newco, the posting by such person of a bond in such reasonable amount as Newco may direct as indemnity against any claim that may be made against it with respect to such Schuler Certificate, Newco will issue in exchange for such lost, stolen or destroyed Schuler Certificate the unpaid dividends and distributions on shares of Newco Class A Common Stock as provided in Section 2.4(a), deliverable in respect thereof pursuant to this Agreement and the Merger A Agreement.

                  2.5 WP PARTNERS' AND WP LLC'S CONTRIBUTION. Upon the terms and subject to the conditions herein set forth, on the business day immediately following the date of the Effective Time, the WP Partners shall cause WP LLC to contribute, transfer, convey, assign and deliver to Newco, and Newco shall accept and acquire from WP LLC, free and clear of all Encumbrances, all of the rights, title and interest of WP LLC in and to the WP Interests (the "Contribution"). In consideration of the Contribution, WP LLC and Bankers Trust shall receive an aggregate number of shares of Class B common stock, par value $0.001 per share, of Newco ("Newco Class B Common Stock) equal to the number of shares of Newco Class A Common Stock to be issued as of the Effective Time pursuant to the terms of Section 2.3. From such aggregate number of shares of Newco Class B Common Stock, Bankers Trust shall receive the amount determined in accordance with that certain Amended and Restated Loan Agreement, dated as of ____, 1998, by and among WPHD, Bankers Trust and the other parties named therein, and WP LLC shall receive the remainder.

                  2.6   MERGER B.

                  (a) PRIVATE LETTER RULING. Schuler and the WP Partners shall jointly submit to the IRS as soon as practicable a private letter ruling request (the "Ruling Request") with respect to the Merger B transaction structure described and defined in this Section 2.6. In the event that Schuler and the WP Partners receive a ruling by the IRS in connection with the Ruling Request that the Contribution qualifies as an exchange under
Section 351 of the Code in connection with Merger B (a "Favorable Ruling"), then the parties, upon the terms and subject to the conditions herein set forth, shall implement Merger B as soon as practicable after the Closing. Schuler and the WP Partners shall cooperate in good faith with respect to the preparation and submission of the Ruling Request and any dealings with the IRS with respect thereto with a view to obtaining a Favorable Ruling as promptly as practicable (whether before or after the Closing). All communications with the IRS shall be held jointly with the representatives of Schuler and the WP Partners identified in the Ruling Request and all representations and factual statements and information in the Ruling Request shall be true, correct and complete in all material respects. Schuler and the WP Partners agree that the receipt of a Favorable Ruling shall not constitute a condition to Closing.

                  (b) MERGER B. As soon as practicable after receipt of a Favorable Ruling (but in no event prior to the Closing), Schuler and the WP Partners shall cause Schuler to be merged with and into Newco ("Merger B") in accordance with Section 253 of the Delaware General Corporation Law ("Section 253"). Newco shall be the surviving corporation in Merger B and shall continue its corporate existence under the laws of the State of Delaware. The effects and consequences of Merger B shall be as set forth in Section 253. If a Favorable Ruling is not received or the Ruling Request is withdrawn, then upon the occurrence of such event this Section 2.6(b) shall have no further force and effect and Merger B shall not occur.

                                  ARTICLE III
                                    CLOSING

                  3.1 CLOSING. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VII and VIII, the consummation of the transactions contemplated by this Agreement and the Merger A Agreement (the "Closing") shall begin at the offices of Orrick, Herrington & Sutcliffe LLP, San Francisco, California, at 8:00 a.m., local time, (a) on the last business day of the month in which all such conditions are fulfilled or waived, effective as of 11:59 p.m. as of the last calendar day of such month, or (b) at such other date, time or place as the parties hereto may agree upon in writing. The date on which the transactions contemplated by Section 2.5 hereof are consummated is referred to herein as the "Closing Date."

                  3.2 WP PARTNERS' OBLIGATIONS AT CLOSING. At the Closing, the WP Partners shall deliver or cause to be delivered to Schuler and Newco:

                  (a) An assignment, in substantially the form of Exhibit H, evidencing the Contribution (the "WP LLC Assignment");

                  (b) Certificates of duly authorized officers of the WP Partners, each dated the Closing Date, certifying as to the matters requested by Schuler pursuant to Section 7.5;

                  (c) Each Ancillary Agreement, duly executed by WP LLC, the WP Partner and/or officer thereof indicated therein as a signatory thereto;

                  (d) Assignments to Newco or a newly-formed Person wholly-owned by Newco, free and clear of any Encumbrances and without any charges, and the assumption by Newco or such newly-formed Person of the duties thereunder as of the Closing, of the general partner and managing member interests in the WP Entities not otherwise included in the Contribution (the "GP Assignments");

                  (e) The Charter and Bylaws, as amended to date, of each WP Entity, and all corporate seals, minute books, stock transfer books or equivalent company records, of each WP Entity; and

                  (f) The opinion or opinions of Morgan, Lewis & Bockius LLP and other WP Partners counsel, as applicable, substantially in the form of Exhibit I-1.

                  3.3 SCHULER OBLIGATIONS AT CLOSING. At the Closing, Schuler shall deliver or cause to be delivered to the WP Partners:

                  (a) Certificates of duly authorized officers of Schuler, each dated the Closing Date, certifying as to the matters requested by the WP Partners pursuant to Section 8.5;

                  (b) Each Ancillary Agreement to which Newco and/or James Schuler is a party, duly executed by Newco and/or James Schuler, as applicable; and

                  (c) The opinion of Orrick, Herrington & Sutcliffe LLP substantially in the form of Exhibit J.

                  3.4 NEWCO OBLIGATIONS AT CLOSING. At the Closing, Newco shall deliver or cause to be delivered to WP LLC and Bankers Trust certificates representing the Newco Class B Common Stock in the respective amounts determined in accordance with Section 2.5 and registered in the name of WP LLC and Bankers Trust, respectively. At the Closing, Newco shall deliver to Schuler and the WP Partners a certificate to the effect that Newco
(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and properties and to conduct its business as and where it is then being conducted and (b) has full power and authority to enter into the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                               OF THE WP PARTNERS

                  Each of the WP Partners, jointly and severally, represents and warrants to Schuler as follows.

                  4.1 WP PARTNERS AND WP PARENTS. (a) WP PARTNERS ORGANIZATION. Apollo is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted. Blackacre is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted Highridge is limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted. APWP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted AP Western is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted. APLHI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted. Lamco is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted.

                  (b) WP PARENTS ORGANIZATION. Each of WPHD and WPHD II is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted. WPHL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted.

                  (c) TRANSACT BUSINESS. Each WP Partner and WP Parent is duly qualified to transact business as a foreign Person and is in good standing in every jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the WP Entities or the WP Business.

                  (d) CHARTER AND BYLAWS. The WP Partners have delivered to Schuler complete and correct copies of the Charter and Bylaws of each WP Partner and WP Parent as in effect as of the Agreement Date.

                  (e)   WP INTERESTS CAPITALIZATION. WP Disclosure Schedule
Section 4.1 contains an accurate and complete list of the WP Parents, the percentage of each class of ownership interests owned therein and the names and percentage ownership of all partners and members therein. Except as set forth in WP Disclosure Schedule Section 4.1, (i) all WP Interests are owned directly by the WP Partners, free and clear of any Encumbrance, (ii) there are no voting trusts, voting agreements or similar understandings applicable to such WP Interests and there are no options, warrants or other rights, agreements or commitments (other than this Agreement) obligating the WP Partners or any WP Parent to issue, sell or transfer any shares of capital stock, ownership interests or other securities (equity or otherwise) of any WP Parent. All of the outstanding WP Interests are duly authorized, validly issued, fully paid, nonassessable (except for the WP Interests constituting general partner interests) and are without, and were not issued in violation of, preemptive rights or any applicable law. Upon delivery to Newco of the WP Interests pursuant to the Contribution, the WP Interests will have been transferred to Newco, free and clear of any Encumbrances. None of the WP Partners has received any notice of any adverse claim to their respective title to the WP Interests.

                  (f) NO BENEFICIAL OWNERSHIP IN SCHULER. No WP Partner or Affiliate thereof beneficially owns any shares of Schuler Common Stock.

                  4.2 SUBSIDIARIES. (a) ORGANIZATION. Each WP Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted.

                  (b) TRANSACT BUSINESS. Each WP Subsidiary is duly qualified to transact business as a foreign Person and is in good standing in every jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the WP Entities or the WP Business.

                  (c) CHARTER AND BYLAWS. The WP Partners have delivered to Schuler complete and correct copies of the Charter and Bylaws each WP Subsidiary as in effect as of the Agreement Date.

                  (d) WP SUBSIDIARIES CAPITALIZATION. WP Disclosure Schedule Section 4.2 contains an accurate and complete list of: (i) the name of each WP Subsidiary; (ii) the name of each other partnership, limited liability company, corporation, joint venture or other Person in which any of the WP Parents has, directly or indirectly, any material equity interest;
(iii) in the case of each corporation specified in clauses (i) and (ii) above, (A) the jurisdiction of its incorporation; (B) the capitalization thereof and the percentage of each class of voting capital stock owned directly or indirectly by each of the WP Parents and (C) the names and percentage ownerships of all Persons known by the WP Partners to be record or beneficial owners of shares of capital stock of each such corporation; and,
(iv) in the case of each unincorporated entity specified in clauses (i) and
(ii) above, the equivalent of the information provided pursuant to the preceding clause (iii) with respect to corporate entities. Except as set forth in WP Disclosure Schedule Section 4.2, (i) all shares of capital stock of each corporation and ownership interests of each unincorporated entity identified in the preceding sentence are owned directly or indirectly by the WP Parents, free and clear of any Encumbrance, (ii) there are no voting trusts, voting agreements or similar understandings applicable to such shares of capital stock or ownership interests and there are no options, warrants or other rights, agreements or commitments (other than this Agreement) obligating the WP Partners or any WP Entity to issue, sell or transfer any shares of capital stock, ownership interest or other securities (equity or otherwise) of any WP Subsidiary. All of the outstanding capital stock, partnership interests, membership interests and other interests of each WP Subsidiary is duly authorized, validly issued, fully paid, nonassessable (except for such interests constituting general partner interests) and is without, and was not issued in violation of, preemptive rights or any applicable law. Except as listed on WP Disclosure Schedule
Section 4.2, neither WP Partner nor any Affiliate thereof beneficially owns any capital stock, partnership interest, membership interest or other equity interest in any WP Subsidiary.

                  4.3 AUTHORIZATION. (a) Each of the WP Partners has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of the WP Partners has been duly authorized by all necessary corporate, partnership or company action, as the case may be, on the part of the WP Partners. This Agreement has been duly executed and delivered by the WP Partners. This Agreement constitutes a legal, valid and binding obligation of each of the WP Partners, enforceable against each of the WP Partners in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Each WP Partner has full power and authority to enter into the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby by the WP Partners who are parties thereto have been duly authorized by all necessary corporate, partnership or company action, as the case may be, on the part of such WP Partner. Each Ancillary Agreement to which a WP Partner is a party, when executed and delivered by such WP Partner, will constitute a legal, valid and binding obligation of such WP Partner, enforceable against such WP Partner in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (c) Except (i) for compliance with the notification, filing and waiting period requirements of the HSR Act or (ii) as otherwise set forth in WP Disclosure Schedule Section 4.3(c), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of any WP Partner or WP Entity in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation by the WP Partners of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings will not (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (y) prevent such WP Partner from performing its obligations under this Agreement and the Ancillary Agreements or (z) result in a Material Adverse Effect on the WP Entities or the WP Business.

                  4.4 NON-CONTRAVENTION. Except as set forth in WP Disclosure Schedule Section 4.4, neither the execution and delivery of this Agreement or any Ancillary Agreement by any WP Partner, nor the consummation by any of them of the transactions contemplated hereby or thereby, will violate or conflict with, or result in the acceleration of rights, benefits or payments under, (a) any provision of the Charter or Bylaws of any WP Partner or WP Entity, (b) any statute, law, regulation or Governmental Order to which any WP Partner or WP Entity or any of its assets or properties may be bound or subject, (c) any debt, note, bond, indenture, Encumbrance, lease, license, instrument, contract, commitment or other agreement to which any WP Partner or WP Entity is a party or by which it or any of its assets or properties may be bound or subject, except, with respect to clauses (b) and
(c), for such violations and conflicts which will not (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) prevent such WP Partner from performing its obligations under this Agreement and the Ancillary Agreements or (iii) result in a Material Adverse Effect on the WP Entities or the WP Business.

                  4.5   FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.
(a) WP Disclosure Schedule Section 4.5(a) sets forth (i) the audited combined consolidated balance sheet for the WP Parents as at March 31, 2000 and March 31, 1999, (ii) the unaudited combined consolidated balance sheet for the WP Parents as at June 30, 2000 and June 30, 1999, (iii) the audited combined consolidated statements of income, partners' capital and cash flows including the footnotes thereto of the WP Partners for each of the three fiscal years ended March 31, 2000 and (iv) the unaudited combined consolidated statements of income, partners' capital and cash flows including the footnotes thereto of the WP Partners for the quarters ended June 30, 2000 and June 30, 1999 (collectively, the "Financial Statements"). Except as set forth in WP Disclosure Schedule Section 4.5(a), the Financial Statements have been prepared from the books and records of the WP Entities in accordance with GAAP applied on a basis consistent with prior periods, and the audited Financial Statements have been examined and are accompanied by the unqualified reports of Ernst & Young LLP, independent certified public accountants. Except as set forth in WP Disclosure Schedule Section 4.5(a), the balance sheets included in the Financial Statements present fairly, in all material respects, the financial condition of the WP Entities as at the dates thereof, and the income statements included in the Financial Statements present fairly, in all material respects, the results of operations of the WP Entities for the periods covered thereby. The books and records of the WP Entities from which the Financial Statements were prepared were complete and accurate in all material respects at the time of such preparation and accurately reflect all material transactions of the WP Entities when taken as a whole. The WP Entities have accounting controls sufficient to ensure that such transactions are (x) executed in accordance with management's general or specific authorization and (y) are recorded in conformity with GAAP so as to maintain accountability of assets.

                  (b) The WP Entities have no Liabilities, except for Liabilities (i) reflected in the balance sheet as at June 30, 2000 included in the Financial Statements (the "WP Balance Sheet"), (ii) incurred by the WP Entities in the ordinary course of business and consistent with past practices since the date of the Balance Sheet, (iii) which in the aggregate are less than

$2,000,000 or (iv) otherwise disclosed in the WP Disclosure Schedule. As used in this Section 4.5(b), the term "Liabilities" excludes any Liabilities under permits, licenses, orders, approvals, authorizations, contracts, agreements or commitments for future payments or performance where the applicable WP Entity is not currently in violation of or default under any provision thereof.

                  4.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in WP Disclosure Schedule Section 4.6, since the date of the WP Balance Sheet:

                  (a) The WP Entities, taken as a whole, have not suffered any damage or destruction adversely affecting the WP Business or the tangible assets owned or leased by the WP Entities that has had or is reasonably likely to result in a loss, cost or expense to the WP Entities, taken as a whole, in excess of $2,000,000;

                  (b) Except pursuant to debt agreements existing on the date of the WP Balance Sheet, no WP Entity has incurred, assumed or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

                  (c) No WP Entity has made any change in the compensation levels of the senior executives of such WP Entity (i.e., vice presidents and above), any change in the manner in which other employees of such WP Entity generally are compensated, or any provision of additional or supplemental benefits for employees of such WP Entity generally, except normal periodic increases, promotions or payments under compensation plans effected in the ordinary course of business and consistent with past practices;

                  (d) No WP Entity has entered into any transaction not in the ordinary course of business, except as contemplated by this Agreement or any Ancillary Agreement;

                  (e) Except for changes affecting the single-family home, townhome and/or condominium construction industry generally (nationwide or in specific locales), no Material Adverse Effect has occurred;

                  (f) There have been no Encumbrances on the assets or properties of any WP Entity, other than Permitted Liens;

                  (g) None of the WP Entities have made any material change in its accounting principles; and

                  (h) No WP Entity has agreed, whether in writing or otherwise, to take any action described in this Section 4.6.

                  4.7 TITLE TO ASSETS. Except as set forth in WP Disclosure Schedule Section 4.7, each WP Entity has good title to all of the assets and properties (including WP Owned Real Property) used in the conduct of the WP Business (including those reflected on the WP Balance Sheet), except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business and consistent with past practices since the date of the WP Balance Sheet, free and clear of any Encumbrance, other than Permitted Liens.

                  4.8   REAL PROPERTY.

                  (a) LEASED REAL PROPERTY. Except for real property leases and subleases the failure of which to possess or hold would not in the aggregate result in a WP Partners Loss in the aggregate in excess of $2,000,000 or which are part of the WP Entities' model home leaseback program, WP Disclosure Schedule Section 4.8(a) contains an accurate and complete list of all real property leased or subleased to the WP Entities as of the Agreement Date (the "WP Leased Real Property" and, together with the
WP Owned Real Property, the "WP Real Property"). All leases and subleases of such WP Leased Real Property by the WP Entities (x) are legal, valid and binding obligations of the WP Entities, enforceable against the WP Entities in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and are in full force and effect, and (y) originals or copies of which that were accurate and complete as of the date provided have been made available to Schuler for review.
Except as disclosed in WP Disclosure Schedule Section 4.8(a), the WP Entities enjoy peaceful and undisturbed possession under all leases and subleases of WP Leased Real Property, and, to the knowledge of the WP Partners and the WP Entities, all lessors under any lease or sublease of WP Leased Real Property (1) are not (with or without notice or the lapse of time, or both) in material breach or default thereunder, (2) have performed all material obligations required to be performed by it thereunder, and (3) have not given written notice to the WP Partners or the WP Entities of their intent to terminate such lease or sublease of WP Leased Real Property.

                  (b) OWNED REAL PROPERTY. WP Disclosure Schedule Section 4.8(b) contains an accurate and complete list and brief description of all real property in which the WP Entities own an interest as of August 31, 2000 (except for the WP Land Contract Property and WP Option Real Property (as such terms are defined below) and WP Leased Real Property). Such real property, together with all such real property in which the WP Entities own an interest as of the Agreement Date, is referred to herein as the "WP Owned Real Property." Except as set forth on WP Disclosure Schedule Section 4.8(b), the WP Owned Real Property has all (i) appropriate zoning, (ii) preliminary plan approval, (iii) utilities (or utilities are able to be timely obtained) and (iv) necessary access to and from public highways, streets and roads for construction and residential purposes (or such access will be timely obtained).

                  (c) LAND CONTRACTS. WP Disclosure Schedule Section 4.8(c) contains an accurate and complete list and brief description of all written agreements, arrangements, contracts, and commitments as of September 7, 2000 to which any of the WP Entities is a party or entered into on behalf thereof pursuant to which any of the WP Entities (i) is obligated to purchase any developed or undeveloped real property, whether or not such obligation is subject to conditions (the "WP Land Contract Property") as of the Agreement Date or (ii) possesses an option to acquire any developed or undeveloped real property (the "WP Option Real Property"). In addition, WP Disclosure Schedule
Section 4.8(c) contains an accurate and complete list of all deposits or other moneys that would be forfeited or paid as a result of a failure to exercise the option on any such WP Option Real Property.

                  (d)   OTHER REAL PROPERTY REPRESENTATIONS.

                        (i)      NO CONDEMNATION. No condemnation,
         eminent domain, or similar Action is pending or, to the knowledge of the WP Partners or the WP Entities, is threatened with respect to any WP Real Property which would, if successful, have a Material Adverse Effect on the WP Business.

                        (ii)     COMPLIANCE WITH LAWS. To the
         knowledge of the WP Partners and the WP Entities, the buildings and improvements on the developed WP Owned Real Property and the WP Leased Real Property and the subdivision of and improvements on the undeveloped WP Owned Real Property do not violate (A) any applicable law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or Governmental Order or (B) any enforceable restrictive covenant affecting any such property, except for any violations which, individually or in the aggregate, will not have a Material Adverse Effect on the WP Business.

                        (iii)    SITE OBLIGATIONS. Except as set
         forth on WP Disclosure Schedule Section 4.8(d), to the knowledge of the WP Partners and the WP Entities, no WP Real Property is subject to any condition or obligation to any Governmental Authority or other Person requiring the owner or any transferee thereof to donate or otherwise transfer for less than fair value land or any interest therein, money or other property or to make off-site public improvements, other than obligations that would not have a Material Adverse Effect on the WP Business.

                        (iv)     ASSESSMENTS. No material
         development fees, in-lieu fees, school fees or charges or other developer-related charges or assessments by any Governmental Authority or any other Person for public facilities or improvements or otherwise made against the developed WP Owned Real Property or any lots included therein are past due and unpaid (other than those set forth on the WP Balance Sheet or on WP Disclosure Schedule
         Section 4.8(d)).

                        (v)      SUBDIVISION STANDARDS. Except as
         set forth on WP Disclosure Schedule Section 4.8(d), to the knowledge of the WP Partners and the WP Entities, the developed WP Owned Real Property and all lots included therein conform in all material respects to the appropriate Governmental Authority's subdivision standards, subdivision maps and any conditions of approval or recordation thereof and there is no material impediment to subdivision approval or issuance and recordation of subdivision maps for the undeveloped WP Owned Real Property, such approval to allow development of the undeveloped WP Owned Real Property for construction and sale of single-family homes, townhomes and/or condominiums at the density and materially in the manner currently anticipated by any of the WP Entities.

                        (vi)     MORATORIA. Except as set forth on
         WP Disclosure Schedule Section 4.8(d), to the knowledge of the WP Partners and the WP Entities, there is no moratorium applicable to any of the WP Owned Real Property to the extent any of the WP Entities plans further development thereof on (A) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (B) the purchase or issuance of sewer or water taps or permits, to the extent any of the WP Entities plans or is required to rely on public water or sewer facilities.

                        (vii)    ENVIRONMENTAL MATTERS AND
         WETLANDS. Except as set forth on WP Disclosure Schedule
         Section 4.8(d), (A) none of the WP Real Property on which any of the WP Entities intends to construct residential dwellings is located within a "habitat for threatened or endangered plants or animals" or a "critical," "preservation," "conservation" or similar type of area which will materially affect any of the WP Entities' present development plans therefor, (B) no portion of the WP Real Property which any of the WP Entities has developed or intends to develop for residential lots and dwellings is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such Real Property and (C) no wetlands exist which are reasonably likely to restrict development of any of the WP Real Property as currently contemplated by any of the WP Entities.

                        (viii)   NO FOREIGN WP PARTNERS. No
         WP Partner is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

                        (ix)     ZONING AND UTILITIES. No
         WP Entities own or have any interest in, or are contractually obligated to acquire or obtain any interest in, any real property which does not have, or will not have prior to such acquisition or obtaining of interest, residential zoning under any applicable general, special or specific plans and under any applicable zoning laws and regulations and the provision of potable water, sewage and other utilities available to the boundary of the land.

                  4.9   INTELLECTUAL PROPERTY. WP Disclosure Schedule Section
4.9 contains an accurate and complete list of (a) all patents throughout the world, (b) all trademarks, trade names and service marks and applications therefor throughout the world, (c) all copyrights and applications therefor throughout the world, (d) all software and computer programs, and (e) all licenses relating to patents, patent rights, know how, trade secrets, trademarks, trade names, service marks, software and computer programs or other intellectual property, in each case issued to or used or held for use by the WP Entities in the operation of the WP Business (collectively, the "WP Intellectual Property"; provided, however, that WP Disclosure Schedule
Section 4.9 need not contain any WP Intellectual Property consisting of "off-the shelf" software or computer programs). Except as set forth in WP Disclosure Schedule Section 4.9, the WP Entities are the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances, other than Permitted Liens), the WP Intellectual Property. To the knowledge of the WP Partners and the WP Entities, the use of any such WP Intellectual Property in the conduct of the WP Business as presently conducted does not violate any rights of any third Person, the violation of which would result in losses, costs or expenses in the aggregate in excess of $2,000,000. The WP Entities have not received written notice that the use of any such WP Intellectual Property in the conduct of the WP Business as presently conducted violates any rights of any third Person the violation of which would result in losses, costs or expenses in the aggregate in excess of $2,000,000.

                  4.10 LITIGATION. Except as described in WP Disclosure Schedule Section 4.10, there is no Action pending or, to the knowledge of the WP Partners and the WP Entities, threatened against the WP Entities, whether at law or in equity, or before or by any Governmental Authority which (a) seeks damages or other monetary relief in excess of $2,000,000, (b) seeks injunctive relief which if granted could have a Material Adverse Effect on the WP Business or (c) relates to the transactions contemplated by this Agreement or any Ancillary Agreement. Except as described in WP Disclosure Schedule Section 4.10, none of the WP Entities nor any of their properties or assets currently are subject to or bound by any Governmental Order (other than any Governmental Order that may be applicable generally to the industry in which the WP Business operates).

                  4.11  EMPLOYEE BENEFIT MATTERS. (a) WP Disclosure
Schedule Section 4.11 sets forth an accurate and complete list of (i) each "employee benefit plan" (as defined in Section 3(3) of ERISA) that is maintained by any WP Partner, WP Entity or other person or entity that, together with any WP Partner or WP Entity, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each such other person or entity, an "ERISA WP Affiliate") for the benefit of any current or former employees of any WP Partner or WP Entity or any of the ERISA WP Affiliates (the "WP Employees"); (ii) to the extent not disclosed pursuant to the preceding clause (i), each plan, contract, program, policy, practice or arrangement, whether written or oral, funded or unfunded, providing stock options, stock ownership, stock purchase or award, phantom stock, stock appreciation rights, deferred compensation, retirement, insurance, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, sick pay, workers compensation, severance or termination pay, supplemental unemployment benefits, employee loans, severance, educational assistance, incentive, bonus, or other profit-sharing arrangements for the benefit of the WP Employees (all plans, programs or arrangements described in the preceding clause (i) and this clause (ii) being collectively referred to as "WP Employee Plans"); and (iii) an accurate and complete list of all employment, managerial, advisory, or consulting agreements, employee confidentiality agreements, employee severance agreements and all other material agreements, policies or arrangements maintained by the WP Partners or WP Entities or any of the ERISA WP Affiliates with respect to the WP Employees or individuals who are independent contractors providing services to any WP Partner or WP Entity or any of the ERISA WP Affiliates (all agreements, policies or arrangements described in this clause
(iii) being collectively referred to as "WP Employee Agreements"). The
WP Partners have delivered or made available to Schuler copies, which were accurate and complete as of the date so delivered, of all such (1) documents and (if applicable) summary plan descriptions as comprise, describe or similarly relate to the WP Employee Plans and WP Employee Agreements (including the most recent annual report on Form 5500, if applicable), and
(2) summary description(s) of any such WP Employee Plans and WP Employee Agreements not otherwise in writing, and except as described in WP Disclosure Schedule Section 4.11, there have been no changes to such documents as of the Agreement Date.

                  (b)   Except as disclosed in WP Disclosure Schedule
Section 4.11, (i) each WP Employee Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified in form and operation in all material respects, and nothing has occurred which could adversely affect the qualified status of any such WP Employee Plan; (ii) each WP Employee Plan and WP Employee Agreement has been operated or administered in accordance with its provisions and in material compliance with the statutes, rules and regulations governing such WP Employee Plan or WP Employee Agreement;
(iii) no "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any

"prohibited transaction" (as defined in Section 4975(c) of the Code or Section 406 of ERISA, respectively) which could subject the WP Partners, the WP Entities, the ERISA WP Affiliates, any WP Employee Plan (or their related trusts) or Schuler or Newco, to any material liability under Section 4975 of the Code or Section 502(i) or (l) of ERISA; (iv) with respect to each WP Employee Plan, no event has occurred and there has been no failure to act upon the part of any WP Partner, any WP Entity or any fiduciary or "plan official" (as defined in Section 412 of ERISA) with respect to such WP Employee Plan that could subject the WP Partners, the WP Entities, the ERISA WP Affiliates, any WP Employee Plan or Schuler or Newco, to the imposition of any material Tax or penalty; (v) there are no Actions or audits, investigations or examinations by any Governmental Authority pending (other than routine claims for benefits) regarding any WP Employee Plan or WP Employee Agreement; (vi) no WP Employee Plan is subject to Section 412 of the Code or Title IV of ERISA, and no WP Partner, WP Entity or ERISA WP Affiliate has maintained or been obligated to make contributions to any such WP Employee Plan during the six-year period ending on the Agreement Date;
(vii) no steps have been taken by any WP Partner, WP Entity or ERISA
WP Affiliate to terminate any WP Employee Plan; (viii) each WP Employee Plan that is a "group health plan" (as defined in Section 5000(b)(1) of the Code) has been operated and administered in compliance with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA and the Medicare secondary payor provisions of Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder; (ix) no WP Partner, WP Entity or ERISA WP Affiliate currently contributes to any "multiemployer plan" (as defined in Section 3(37) of ERISA), and there has not been any complete or partial withdrawal from or termination of participation in any such WP Employee Plan that could result in withdrawal liability or similar liability for the WP Partners, the WP Entities, the ERISA WP Affiliates, the Schuler Entities, their Affiliates or Newco, whether directly or as a result of controlled group liability; and (x) all contributions, premiums and other payments that would normally be made or paid with respect to any WP Employee Plan on behalf of the WP Business or the WP Employees by the Closing Date will have been made by the Closing Date.

                  (c) Except as set forth in this Agreement or WP Disclosure Schedule Section 4.11, the execution of, and performance of the transactions contemplated by, this Agreement will not (either together with or upon the occurrence of any additional or subsequent events) constitute an event under any WP Employee Plan or WP Employee Agreement that could result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any current or former employee of any WP Partner or WP Entity or any of the ERISA WP Affiliates, whether or not any such payment would be an "excess parachute payment"" (as defined in Section 280G of the Code).

                  (d)   No WP Partner or WP Entity nor any of the ERISA
WP Affiliates is required to maintain, contribute to or make payments under any WP Employee Plan or WP Employee Agreement by the law or applicable custom or rule of any jurisdiction outside of the United States.

                  (e) Each WP Employee Plan and WP Employee Agreement complies with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder;
(ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder; and (iii) all other applicable laws. All amendments and actions required to bring each of the WP Employee Plans and WP Employee Agreements into conformity with all applicable provisions of the Code, ERISA and other applicable laws have been made or taken, except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed in WP Disclosure Schedule
Section 4.11.

                  (f)   Except as set forth in WP Disclosure Schedule
Section 4.11, upon Closing Schuler or Newco or one or more of their Affiliates, as applicable, may terminate any WP Employee Plan or WP Employee Agreement or may cease contributions to or making payments under any WP Employee Plan or WP Employee Agreement without incurring any liability, other than a benefit liability accrued in accordance with the terms of such Plan or Agreement immediately prior to such termination or cessation of contributions.

                  (g) All individuals who are or were performing consulting or other services for any WP Partner or WP Entity or any of the ERISA
WP Affiliates are or were correctly classified by the such WP Partner, WP Entity or ERISA WP Affiliate as either "independent contractors" or "employees," as the case may be, and, at the Closing Date, will qualify for such classification.

                  4.12 TAXES. (a) Except as set forth in WP Disclosure Schedule Section 4.12, (i) the WP Entities have timely filed or caused to be timely filed (or will timely file or cause to be timely filed) with the appropriate Taxing Authorities all Tax Returns required to be filed on or prior to the Closing Date (taking into account all extensions of due dates) by or with respect to the WP Entities and have timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes owed by the WP Entities (whether or not shown on any Tax Return) for the period up to and including the Closing Date, except where the failure to file such Tax Returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate result in losses, costs or expenses to the WP Entities, taken as whole, in excess of $2,000,000 after the Closing Date, (ii) all such Tax Returns were or will be correct and complete in all material respects, and (iii) all withholding Tax requirements imposed on or with respect to the WP Entities have been or will be satisfied in full in all respects. No written claim has been made to the WP Partners or the WP Entities by any Taxing Authority in any jurisdiction where the WP Entities do not file Tax Returns asserting that any of them are required to file a Tax Return.

                  (b) Except as set forth in WP Disclosure Schedule Section 4.12, (i) there have been no examinations or audits with respect to any Tax Return of, or which included, the WP Entities, and (ii) no assessment, deficiency or adjustment for any Taxes has been asserted in writing or, to the knowledge of the WP Partners and the WP Entities, is proposed with respect to any Tax Return of, or which includes, the WP Entities.

                  (c) Except as set forth in WP Disclosure Schedule Section 4.12, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to or which includes the WP Entities or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes the WP Entities.

                  (d) The WP Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The WP Entities will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes (other than income taxes) for the period from June 30, 2000 through the Closing Date.

                  (e) All Tax allocation or sharing agreements or arrangements with respect to the WP Entities have been or will be cancelled on or prior to the Closing Date. No payments are or will become due by the WP Entities after the Closing Date pursuant to any such agreement or arrangement.

                  (f) Except as set forth in WP Disclosure Schedule Section 4.12, none of the property of the WP Entities is held in an arrangement for which partnership Tax Returns are required to be filed, no WP Entity owns an interest in a partnership and no WP Entity owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1296 of the Code).

                  (g)   Except as set forth in WP Disclosure Schedule
Section 4.12, none of the property of the WP Entities is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

                  (h) Except as set forth in WP Disclosure Schedule Section 4.12, none of the WP Entities will be required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Taxing Authority with respect to any such taxable period.

                  (i)   No WP Entity has consented to have the provisions of
Section 341(f)(2) of the Code apply with respect to a sale of its stock.

                  (j)   Except as set forth in WP Disclosure Schedule
Section 4.12, none of the WP Entities will, as a result of the transactions contemplated by this Agreement, be obligated to make a payment to an individual that would be a "parachute payment" as defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (k)   Except as set forth in WP Disclosure Schedule
Section 4.12, no power of attorney has been granted with respect to any matter relating to Taxes of the WP Entities which is currently in force.

                  (l)   Except as set forth in WP Disclosure Schedule
Section 4.12, each WP Entity is taxed as a partnership for income tax purposes.

                  4.13 COMPLIANCE WITH LAW. Except with respect to Environmental Laws (which are covered separately in Section 4.17), since December 31, 1996, no WP Entity has violated any law, statute, rule, regulation or Governmental Order which has subjected it to fines or penalties in excess of $2,000,000 in the aggregate. As of the Agreement Date, each WP Entity is in compliance in all material respects with all laws, statutes, rules, regulations and Governmental Orders applicable to such WP Entity or by which the properties or assets of such WP Entity are bound or subject, except where the noncompliance with which would not, in the aggregate, result in the imposition on the WP Entities, taken as a whole, of fines or penalties in excess of $2,000,000.

                  4.14  CONTRACTS AND COMMITMENTS. WP Disclosure Schedule
Section 4.14 contains an accurate and complete list as of the Agreement Date of each contract, agreement or commitment of the WP Entities (a) to which any WP Entity or any of its assets or properties is bound and which requires total payments to or by a WP Entity of at least $2,000,000 annually; (b) to which any WP Entity or any of its assets or properties is bound or subject and which has a remaining term longer than one year, which requires total payments by the WP Entities, taken as a whole, of at least $2,000,000 during such term and which is not terminable on 30 or fewer days' notice without penalty; (c) containing covenants limiting the freedom of any WP Entity to compete in any line of business or with any Person in any geographical area;
(d) calling for the proposed acquisition of any operating business or any assets outside the ordinary course of business and with a purchase price in excess of $2,000,000; (e) relating to the proposed purchase or sale of any material assets or properties of the WP Entities, taken as a whole; (f) to which any WP Entity is a party or by which any of its assets or properties are bound relating to indebtedness for borrowed money, including capital leases, security agreements relating thereto and any amendment or waiver thereof, and (g) with the WP Partners or any Affiliate thereof (collectively, the "WP Commitments;" PROVIDED, that WP Commitments shall not include (i) contracts granting any WP Entity an option to purchase land, (ii) conditions, covenants and restrictions for real property owned by any WP Entity, or (iii) agreements between any WP Entity and any contractor or developer made in the ordinary course of business). Each WP Commitment is a legal, valid and binding obligation of the applicable WP Entity, enforceable against such WP Entity in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in WP Disclosure Schedule Section 4.14, no WP Entity is, nor to the knowledge of the WP Partners or the WP Entities is any other party thereto, in default under any of the WP Commitments where such default would result, in the aggregate, in a Liability in excess of $2,000,000. Except as set forth in WP Disclosure Schedule Section 4.14, since December 31, 1998, no WP Partner or WP Entity has received written notice of cancellation or termination of any WP Commitment from any other party thereto.

                  4.15 PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in WP Disclosure Schedule Section 4.15 and except with respect to Environmental Permits (which are covered separately in Section 4.17), all permits, licenses, orders, approvals and authorizations required by any applicable law, statute, regulation or Governmental Order, or by the property and contract rights of third Persons, reasonably necessary to permit the operation of the WP Business in the manner currently conducted by the WP Entities and to permit the current occupancy of the WP Real Property by the WP Entities have been obtained or are reasonably expected to be obtained by the WP Entities, except where the failure to possess such permit, license, order, approval, authorization or rights would not result in a Material Adverse Effect on the WP Entities or the WP Business. No WP Partner or WP Entity has received written notice from any Governmental Authority that any such permit, license, order, approval or authorization has been, or will be, revoked or terminated.

                  4.16 LABOR MATTERS. No employee of the WP Entities is covered under any collective bargaining agreement. Except to the extent set forth in WP Disclosure Schedule Section 4.16: (a) there is no unfair labor practice complaint against any of the WP Entities pending or, to the knowledge of the WP Partners and the WP Entities, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority, (b) there is no labor strike, slowdown or work stoppage actually pending or, to the knowledge of the WP Partners and the WP Entities, threatened against or directly affecting any of the WP Entities, and (c) no grievance or any Action arising out of or under collective bargaining agreements is pending or, to the knowledge of the WP Partners and the WP Entities, threatened against any WP Entities.

                  4.17 ENVIRONMENTAL MATTERS. Except as set forth in WP Disclosure Schedule Section 4.17, to the knowledge of the WP Partners and the WP Entities:

                  (a) the WP Entities have not used, generated, treated, stored or disposed of any Hazardous Material at any properties owned, leased or operated by the WP Entities, other than Hazardous Material customarily used, generated, treated, stored or disposed of in connection with businesses similar to the WP Business;

                  (b) the WP Entities have not caused the release, discharge, spillage, loss, seepage or filtration of any Hazardous Material and no such occurrence is threatened on, under, about or from such properties;

                  (c) the WP Entities have not engaged in, and are not engaged in, the use, generation, production, manufacture, treatment, storage, disposal or transportation of Hazardous Material, other than those Hazardous Materials customarily used, generated, produced, manufactured, treated, stored, disposed or transported in connection with businesses similar to the WP Business;

                  (d) to the knowledge of the WP Partners and the WP Entities, none of the properties owned, leased or operated by the WP Entities contains or has contained any underground or above-ground tanks for the storage of Hazardous Material and has not been remediated;

                  (e) the WP Entities have disposed of all wastes, including those containing any Hazardous Material, in substantial compliance with all applicable Environmental Laws and Environmental Permits, and, to the knowledge of the WP Partners and the WP Entities, the WP Entities have never received any written notice or claim of Liability for any off-site contamination;

                  (f) Environmental Permits have been obtained and are in full force and effect, or are in the process of being obtained, for the operations conducted at all properties owned, leased or operated by the WP Entities;

                  (g) none of the properties owned, leased or operated by the WP Entities are listed or, to the knowledge of the WP Partners and the WP Entities, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup;

                  (h) the WP Entities and each property owned, leased or operated by the WP Entities has been and is in substantial compliance with all, and is not in violation of any, Environmental Laws and Environmental Permits, and there are no Governmental Orders outstanding, no claims with respect to Environmental Laws have been instituted or filed, and none are pending or, to the knowledge of the WP Partners and the WP Entities, threatened relating to the WP Entities or their business, operations, assets or properties, owned, leased or operated; and

                  (i) the WP Partners have provided or made available to Schuler true, accurate and complete copies of any written information in the possession of the WP Partners and the WP Entities (other than where such disclosure would result in the loss of the attorney-client privilege) which pertains to the environmental history of all the properties owned, leased or operated by the WP Entities.

                  4.18  WARRANTY OBLIGATIONS.

                  (a)   Except as set forth on WP Disclosure Schedule
Section 4.18, none of the WP Entities, to the knowledge of the WP Partners and the WP Entities, has any warranty claims that are not covered by Homebuyers Warranty Corporation, National Home Insurance Company or warranties from subcontractors that materially exceed the amounts reserved therefor on the WP Balance Sheet or any aggregate amounts properly accrued on the books and records of any of the WP Entities since the date of the WP Balance Sheet.

                  (b)   Except as set forth on WP Disclosure Schedule
Section 4.18, to the knowledge of the WP Partners and the WP Entities, no product manufactured, sold, leased or delivered by any of the WP Entities (except pursuant to applicable law) is subject to any material guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

                  (c) To the knowledge of the WP Partners and the WP Entities, except as set forth on WP Disclosure Schedule Section 4.18, none of the WP Entities has any material Liability not fully covered by insurance arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by any of the WP Entities.

                  (d) All sales by the WP Entities have been made in accordance with all federal and state consumer disclosure laws and regulations, including, if applicable, the California Subdivided Lands Act and the regulations enacted thereunder.

                  4.19  HOMEOWNER ASSOCIATIONS.

                  (a) WP Disclosure Schedule Section 4.19 contains an accurate and complete list of all homeowner associations (the "WP Homeowner Associations") in which any of the WP Entities has or has had declarant rights.

                  (b) Except as set forth on WP Disclosure Schedule Section 4.19, to the knowledge of the WP Partners and the WP Entities, (i) all restrictive covenants and other documents used by any of the WP Entities in connection with the creation and operation of the WP Homeowner Associations
(A) in which any of the WP Entities previously had declarant rights complied in all material respects with applicable laws at the time the same were promulgated, and (B) in which any of the WP Entities currently has declarant rights currently comply in all material respects with applicable laws, and
(ii) all material disclosures and deliveries of information and documents required by applicable laws as to such WP Homeowner Associations and their creation and operation have been materially complied with.

                  (c) To the knowledge of the WP Partners and the WP Entities, WP Disclosure Schedule Section 4.19 contains an accurate and complete list of all amounts in excess of $2,000,000 owing between the WP Homeowners Associations and any of the WP Entities.

                  (d) To the knowledge of the WP Partners and the WP Entities, no other claims exist by a WP Homeowner Association against any of the WP Entities, and to the knowledge of the WP Partners and the WP Entities, each WP Homeowner Association has been operated, so long as any of the WP Entities has participated therein, in accordance with applicable laws.

                  4.20 ASSETS NECESSARY TO THE WP BUSINESS. Except as set forth in WP Disclosure Schedule Section 4.20, immediately before the Effective Time the WP Entities will hold or have the right to use in the WP Business all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of in the ordinary course of business or otherwise as contemplated or permitted by this Agreement) or which are reasonably necessary to permit the operation of the WP Business in the manner currently conducted by the WP Entities.

                  4.21 ACCURACY OF INFORMATION FURNISHED. No representation or warranty made by the WP Partners in this Article IV and the related
WP Disclosure Schedule contains any untrue statement of material fact or omits to state, in light of the circumstances under which it has been made, a material fact necessary to make such representation or warranty not misleading; PROVIDED, HOWEVER, that no representation or warranty is made as to projections, forecasts or other forward looking information furnished by any WP Partner or WP Entity to Schuler.

                  4.22 NO BROKERS. None of the WP Partners, WP Entities nor any of their directors, officers, employees, partners or members has employed any broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette Securities Corporation) or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement or any Ancillary Agreement (other than the fees and expenses of Donaldson, Lufkin & Jenrette Securities Corporation and certain fees payable to Bankers Trust).

                  4.23 DISCLAIMER. Except as otherwise expressly set forth in this Article IV, the WP Partners expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by the WP Entities. THE WP PARTNERS SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED THROUGH THE CONTRIBUTION "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS, AND THAT SCHULER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

                  4.24 LLC. At the time of the formation of Newco pursuant to Section 2.2 and at the Closing Date:

                  (a) WP LLC shall (i) be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and properties and to conduct its business, (b) be duly qualified to transact business as a foreign Person and shall be in good standing in every jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on WP LLC, the WP Entities or the WP Business and (c) have full power and authority to enter into the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby.

                  (b) The execution and delivery of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated thereby by the WP LLC shall have been duly authorized by all necessary company action on the part of WP LLC, and each Ancillary Agreement to which WP LLC is a party, when executed and delivered by WP LLC, will constitute a legal, valid and binding obligation of WP LLC, enforceable against WP LLC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, which shall not have been obtained prior to the Closing is or has been or will be required on the part of WP LLC in connection with the execution and delivery of any Ancillary Agreement or the consummation by WP LLC of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings will not (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (y) prevent WP LLC from performing its obligations under the Ancillary Agreements or (z) result in a Material Adverse Effect on WP LLC, the WP Entities or the WP Business.

                  (d) Neither the execution and delivery of any Ancillary Agreement by WP LLC, nor the consummation by it of the transactions contemplated hereby or thereby, will violate or conflict with, or result in the acceleration of rights, benefits or payments under, (i) any provision of the Charter or Bylaws of WP LLC, (ii) any statute, law, regulation or Governmental Order to which WP LLC or any of its assets or properties may be bound or subject, (c) any debt, note, bond, indenture, Encumbrance, lease, license, instrument, contract, commitment or other agreement to which WP LLC is a party or by which it or any of its assets or properties may be bound or subject, except, with respect to clauses (ii) and (iii), for such violations and conflicts which will not (A) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements,
(B) prevent WP LLC from performing its obligations under the Ancillary Agreements or (iii) result in a Material Adverse Effect on WP LLC, the
WP Entities or the WP Business.

                  4.25  NON-CONTROLLED WP ENTITIES. WP Disclosure Schedule
Section 4.25 contains an accurate and complete list of all WP Entities in which neither the WP Partners, the WP Parents nor any Affiliates thereof hold a general partner or managing member interest (the "Non-Controlled
WP Entities"). Notwithstanding anything to the contrary herein, all representations and warranties made by the WP Partners pursuant to this
Article IV with respect to the Non-Controlled WP Entities are made only to the knowledge of the WP Partners and the WP Entities (other than the Non-Controlled WP Entities).

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SCHULER

                  5.1 SCHULER ORGANIZATION. (a) ORGANIZATION. Schuler is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to own its assets and properties and to conduct its business as and where it is now being conducted.

                  (b) TRANSACT BUSINESS. Schuler is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Schuler and the Schuler Subsidiaries taken as a whole.

                  5.2 SUBSIDIARIES. (a) ORGANIZATION. Each Schuler Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its assets and properties and to conduct its business as and where it is now being conducted.

                  (b) TRANSACT BUSINESS. Each Schuler Subsidiary is duly qualified to transact business as a foreign Person and is in good standing in every jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Schuler and the Schuler Subsidiaries taken as a whole.

                  (c)   CHARTER AND BYLAWS. Schuler has delivered to the
WP Partners complete and correct copies of the Charter and Bylaws of Schuler and each Schuler Subsidiary as in effect as of the Agreement Date.

                  (d) SCHULER SUBSIDIARIES CAPITALIZATION. Schuler Disclosure Schedule Section 5.2 contains an accurate and complete list of:
(i) the name of each Schuler Subsidiary; (ii) the name of each other partnership, limited liability company, corporation, partnership or other entity in which Schuler has, directly or indirectly, any material equity interest; (iii) in the case of each corporation specified in clauses (i) and
(ii) above, (A) the jurisdiction of its incorporation; (B) the capitalization thereof and the percentage of each class of voting capital stock owned directly or indirectly by Schuler and (C) the names and percentage ownership's of all Persons known by Schuler to be record or beneficial owners of shares of capital stock of each such corporation; and, (iv) in the case of each unincorporated entity specified in clauses (i) and (ii) above, the equivalent of the information provided pursuant to the preceding clause
(iii) with respect to corporate entities. Except as set forth in Schuler Disclosure Schedule Section 5.2, (i) all shares of capital stock of each corporation and ownership interests of each unincorporated entity identified in the preceding sentence are owned directly or indirectly by Schuler, free and clear of any Encumbrance, (ii) there are no voting trusts, voting agreements or similar understandings applicable to such shares of capital stock or ownership interests and there are no options, warrants or other rights, agreements or commitments (other than this Agreement) obligating Schuler to issue, sell or transfer any shares of capital stock, ownership interest or other securities (equity or otherwise) of any Schuler Subsidiary. All of the outstanding capital stock and ownership interest of each Schuler Subsidiary is duly authorized, validly issued, fully paid, nonassessable (except for such ownership interests constituting general partner interests) and is without, and was not issued in violation of, preemptive rights or any applicable law.

                  5.3 AUTHORIZATION. (a) Schuler has full corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Schuler Common Stock, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby by Schuler have been duly authorized by all necessary corporate action on the part of Schuler. This Agreement has been duly executed and delivered by Schuler. This Agreement constitutes a legal, valid and binding obligation of Schuler, enforceable against Schuler in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Except (i) for compliance with the applicable requirements, if any, of the Exchange Act, the Securities Act, and applicable state securities or "Blue Sky" laws, (ii) for the filing and recordation of appropriate merger and similar documents as required by Delaware law,
(iii) for compliance with the notification, filing and waiting period requirements of the HSR Act,

(iv) the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Schuler Common Stock, or (v) as otherwise set forth in Schuler Disclosure Schedule
Section 5.3(b), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Schuler in connection with the execution and delivery of this Agreement or the consummation by Schuler of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to (x) prevent or materially delay consummation of the transactions contemplated by this Agreement, (y) prevent Schuler from performing its obligations under this Agreement or (z) result in a Material Adverse Effect on Schuler and the Schuler Subsidiaries taken as a whole.

                  5.4 NON-CONTRAVENTION. Except as set forth in Schuler Disclosure Schedule Section 5.4, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate or conflict with, or result in the acceleration of rights, benefits or payments under, (a) any provision of Schuler's Charter or Bylaws, (b) any statute, law, regulation or Governmental Order to which Schuler or the assets or properties of Schuler are bound or subject or (c) any agreement, contract or commitment to which Schuler is a party or by which it or any of its properties may be bound or subject, except, with respect to clause (b) and
(c), for such violations and conflicts which are not reasonably likely to
(i) prevent or materially delay consummation of the transactions contemplated by this Agreement, (ii) prevent Schuler from performing its obligations under this Agreement or (iii) result in a Material Adverse Effect on Schuler and the Schuler Subsidiaries taken as a whole.

                  5.5 SEC FILINGS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. (a) Schuler has filed and made available to the WP Partners all forms, reports, documents and other information required to be filed by Schuler with the SEC pursuant to the Exchange Act, since December 31, 1996 (collectively, the "Schuler SEC Reports"). The Schuler SEC Reports (i) at the time filed complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Schuler SEC Reports or necessary in order to make the statements in the Schuler SEC Reports, in the light of the circumstances under which they were made, not misleading. None of the Schuler Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Schuler SEC Reports, including any Schuler SEC Reports filed after the Agreement Date through the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented or will fairly present the consolidated financial position of Schuler and the Schuler Subsidiaries taken as a whole as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount with respect to Schuler and the Schuler Subsidiaries taken as a whole. The unaudited balance sheet of Schuler as at June 30, 2000 included in the Schuler SEC Reports is referred to herein as the "Schuler Balance Sheet."

                  (c) Schuler and the Schuler Subsidiaries have no Liabilities, except for Liabilities (i) reflected in the Schuler Balance Sheet, (ii) incurred by Schuler and/or the Schuler Subsidiaries in the ordinary course of business and consistent with past practices since the date of the Schuler Balance Sheet, (iii) which in the aggregate are less than $2,000,000 or (iv) otherwise disclosed in the Schuler Disclosure Schedule. As used in this Section 5.5, the term "Liabilities" excludes any Liabilities under permits, licenses, orders, approvals, authorizations, contracts, agreements or commitments for future payments or performance where Schuler and/or the Schuler Subsidiary is not currently in violation of or default under any provision thereof.

                  5.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schuler Disclosure Schedule Section 5.6, since the date of the Schuler Balance Sheet:

                  (a) Schuler and the Schuler Subsidiaries, taken as a whole, have not suffered any damage or destruction adversely affecting the Schuler Business or the tangible assets owned or leased by the Schuler Entities that has had or is reasonably likely to result in a loss, cost or expense to the Schuler Entities, taken as a whole, in excess of $2,000,000;

                  (b) Except pursuant to debt agreements existing on the date of the Schuler Balance Sheet, no Schuler Entity has incurred, assumed or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

                  (c) No Schuler Entity has made any change in the compensation levels of the senior executives of such Schuler Entity (i.e., vice presidents and above), any change in the manner in which other employees of such Schuler Entity generally are compensated, or any provision of additional or supplemental benefits for employees of such Schuler Entity generally, except normal periodic increases, promotions or payments under compensation plans effected in the ordinary course of business and consistent with past practices;

                  (d) No Schuler Entity has entered into any transaction not in the ordinary course of business, except as contemplated by this Agreement;

                  (e) Except for changes affecting the single-family home, townhome and/or condominium construction industry generally (nationwide or in specific locales), no Material Adverse Effect has occurred;

                  (f) There have been no Encumbrances on the assets or properties of any Schuler Entity, other than Permitted Liens;

                  (g) None of the Schuler Entities have made any material change in its accounting principles; and

                  (h) No Schuler Entity has agreed, whether in writing or otherwise, to take any action described in this Section 5.6.

                  5.7 TITLE TO ASSETS. Except as set forth in Schuler Disclosure Schedule Section 5.7, each Schuler Entity has good title to all of the assets and properties (including Schuler Owned Real Property) used in the conduct of the Schuler Business (including those reflected on the Schuler Balance Sheet), except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business and consistent with past practices since the date of the Schuler Balance Sheet, free and clear of any Encumbrance, other than Permitted Liens.

                  5.8 REAL PROPERTY. (a) LEASED REAL PROPERTY. Except for real property leases and subleases the failure of which to possess or hold would not in the aggregate result in a Schuler Loss in the aggregate in excess of $2,000,000 or which are part of the Schuler Entities' model home leaseback program, Schuler Disclosure Schedule Section 5.8(a) contains an accurate and complete list of all real property leased or subleased to the Schuler Entities as of the Agreement Date (the "Schuler Leased Real Property" and, together with the Schuler Owned Real Property, the "Schuler Real Property"). All leases and subleases of such Schuler Leased Real Property by the Schuler Entities (x) are legal, valid and binding obligations of the Schuler Entities, enforceable against the Schuler Entities in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and are in full force and effect, and (y) originals or copies of which that were accurate and complete as of the date provided have been made available to the WP Partners for review. Except as disclosed in Schuler Disclosure Schedule Section 5.8(a), the Schuler Entities enjoy peaceful and undisturbed possession under all leases and subleases of Schuler Leased Real Property, and, to the knowledge of the Schuler Entities, all lessors under any lease or sublease of Schuler Leased Real Property (1) are not (with or without notice or the lapse of time, or both) in material breach or default thereunder, (2) have performed all material obligations required to be performed by it thereunder, and (3) have not given written notice to the Schuler Entities of their intent to terminate such lease or sublease of Schuler Leased Real Property.

                  (b)   OWNED REAL PROPERTY. Schuler Disclosure Schedule
Section 5.8(b) contains an accurate and complete list and brief description of all real property in which the Schuler Entities own an interest as of September 11, 2000 (except for the Schuler Land Contract Property and Schuler Option Real Property (as such terms are defined below) and Schuler Leased Real Property). Such real property, together with all such real property in which the Schuler Entities own an interest as of the Agreement Date, is referred to herein as the "Schuler Owned Real Property." Except as set forth on Schuler Disclosure Schedule Section 5.8(b), the Schuler Owned Real Property has all (i) appropriate zoning, (ii) preliminary plan approval,
(iii) utilities (or utilities are able to be timely obtained) and (iv) necessary access to and from public highways, streets and roads for construction and residential purposes (or such access will be timely obtained).

                  (c) LAND CONTRACTS. Schuler Disclosure Schedule Section 5.8(c) contains an accurate and complete list and brief description of all written agreements, arrangements,

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

contracts, and commitments as of September 10, 2000 to which any of the Schuler Entities is a party or entered into on behalf thereof pursuant to which any of the Schuler Entities (i) is obligated to purchase any developed or undeveloped real property, whether or not such obligation is subject to conditions (the "Schuler Land Contract Property") as of the Agreement Date or
(ii) possesses an option to acquire any developed or undeveloped real property (the "Schuler Option Real Property"). In addition, Schuler Disclosure Schedule Section 5.8(c) contains an accurate and complete list of all deposits or other moneys that would be forfeited or paid as a result of a failure to exercise the option on any such Schuler Option Real Property.

                  (d)   OTHER REAL PROPERTY REPRESENTATIONS.

                        (i)      NO CONDEMNATION. No condemnation,
         eminent domain, or similar Action is pending or, to the knowledge of the Schuler Entities, is threatened with respect to any Schuler Real Property which would, if successful, have a Material Adverse Effect on the Schuler Business.

                        (ii)     COMPLIANCE WITH LAWS. To the
         knowledge of the Schuler Entities, the buildings and improvements on the developed Schuler Owned Real Property and the Schuler Leased Real Property and the subdivision of and improvements on the undeveloped Schuler Owned Real Property do not violate (A) any applicable law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or Governmental Order or (B) any enforceable restrictive covenant affecting any such property, except for any violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Schuler Business.

                        (iii)    SITE OBLIGATIONS. Except as set
         forth on Schuler Disclosure Schedule Section 5.8(d), to the knowledge of the Schuler Entities, no Schuler Real Property is subject to any condition or obligation to any Governmental Authority or other Person requiring the owner or any transferee thereof to donate or otherwise transfer for less than fair value land or any interest therein, money or other property or to make off-site public improvements, other than obligations that would not have a Material Adverse Effect on the Schuler Business.

                        (iv)     ASSESSMENTS. No material
         development fees, in-lieu fees, school fees or charges or other developer-related charges or assessments by any Governmental Authority or any other Person for public facilities or improvements or otherwise made against the developed Schuler Owned Real Property or any lots included therein are past due and unpaid (other than those set forth on the Schuler Balance Sheet or on Schuler Disclosure Schedule Section 5.8(d)).

                        (v)      SUBDIVISION STANDARDS. Except as
         set forth on Schuler Disclosure Schedule Section 5.8(d), to the knowledge of the Schuler Entities, the developed Schuler Owned Real Property and all lots included therein conform in all material respects to the appropriate Governmental Authority's subdivision standards, subdivision maps and any conditions or approval or recordation thereof and there is no material impediment to subdivision approval or issuance and recordation of subdivision maps for the undeveloped Schuler Owned Real Property, such approval to allow development of the undeveloped Schuler Owned Real Property for construction and sale of single-family homes, townhomes and/or condominiums at the density and materially in the manner currently anticipated by any of the Schuler Entities.

                        (vi)     MORATORIA. Except as set forth on
         Schuler Disclosure Schedule Section 5.8(d), to the knowledge of the Schuler Entities, there is no moratorium applicable to any of the Schuler Owned Real Property to the extent any of the Schuler Entities plans further development thereof on (A) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (B) the purchase or issuance of sewer or water taps or permits, to the extent any of the Schuler Entities plans or is required to rely on public water or sewer facilities.

                        (vii)    ENVIRONMENTAL MATTERS AND
         WETLANDS. Except as set forth on Schuler Disclosure Schedule
         Section 5.8(d), (A) none of the Schuler Real Property on which any of the Schuler Entities intends to construct residential dwellings is located within a "habitat for threatened or endangered plants or animals" or a "critical," "preservation," "conservation" or similar type of area which will materially affect any of the Schuler Entities' present development plans therefor, (B) no portion of the Schuler Real Property which any of the Schuler Entities has developed or intends to develop for residential lots and dwellings is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such Schuler Real Property and (C) no wetlands exist which are reasonably likely to restrict development of any of the Real Property as currently contemplated by any of the Schuler Entities.

                        (viii) NO FOREIGN SCHULER ENTITIES. No Schuler Entity is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

                        (ix)     ZONING AND UTILITIES. No Schuler
         Entities own or have any interest in, or are contractually obligated to acquire or obtain any interest in, any real property which does not have, or will not have prior to such acquisition or obtaining of interest, residential zoning under any applicable general, special or specific plans and under any applicable zoning laws and regulations and the provision of potable water, sewage and other utilities available to the boundary of the land.

                  5.9   INTELLECTUAL PROPERTY. Schuler Disclosure Schedule
Section 5.9 contains an accurate and complete list of (a) all patents throughout the world, (b) all trademarks, trade names and service marks and applications therefor throughout the world, (c) all copyrights and applications therefor throughout the world, (d) all software and computer programs, and (e) all licenses relating to patents, patent rights, know how, trade secrets, trademarks, trade names, service marks, software and computer programs or other intellectual property, in each case issued to or used or held for use by the Schuler Entities in the operation of the Schuler Business (collectively, the "Schuler Intellectual Property"; provided, however, that Schuler Disclosure Schedule Section 5.9 need not contain any Schuler Intellectual Property consisting of "off-the shelf" software or computer programs). Except as set forth in Schuler Disclosure Schedule Section 5.9, the Schuler Entities are the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances, other than Permitted Liens), the

Schuler Intellectual Property. To the knowledge of the Schuler Entities, the use of any such Schuler Intellectual Property in the conduct of the Schuler Business as presently conducted does not violate any rights of any third Person, the violation of which would result in losses, costs or expenses in the aggregate in excess of $2,000,000. The Schuler Entities have not received written notice that the use of any such Schuler Intellectual Property in the conduct of the Schuler Business as presently conducted violates any rights of any third Person the violation of which would result in losses, costs or expenses in the aggregate in excess of $2,000,000.

                  5.10 LITIGATION. Except as described in Schuler Disclosure Schedule Section 5.10, there is no Action pending or, to the knowledge of the Schuler Entities, threatened against the Schuler Entities, whether at law or in equity, or before or by any Governmental Authority which (a) seeks damages or other monetary relief in excess of $2,000,000, (b) seeks injunctive relief which if granted could have a Material Adverse Effect on the Schuler Business or (c) relates to the transactions contemplated by this Agreement. Except as described in Schuler Disclosure Schedule Section 5.10, none of the Schuler Entities nor any of their properties or assets currently are subject to or bound by any Governmental Order (other than any Governmental Order that may be applicable generally to the industry in which the Schuler Business operates).

                  5.11 EMPLOYEE BENEFIT MATTERS. (a) Schuler Disclosure Schedule Section 5.11 sets forth an accurate and complete list of (i) each "employee benefit plan" (as defined in Section 3(3) of ERISA) that is maintained by any Schuler Entity or other person or entity that, together with any Schuler Entity, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each such other person or entity, an "ERISA Schuler Affiliate") for the benefit of any current or former employees of any Schuler Entity or any of the ERISA Schuler Affiliates (the "Schuler Employees"); (ii) to the extent not disclosed pursuant to the preceding clause (i), each plan, contract, program, policy, practice or arrangement, whether written or oral, funded or unfunded, providing stock options, stock ownership, stock purchase or award, phantom stock, stock appreciation rights, deferred compensation, retirement, insurance, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, sick pay, workers compensation, severance or termination pay, supplemental unemployment benefits, employee loans, severance, educational assistance, incentive, bonus, or other profit-sharing arrangements for the benefit of the Schuler Employees (all plans, programs or arrangements described in the preceding clause (i) and this clause (ii) being collectively referred to as "Schuler Employee Plans"); and (iii) an accurate and complete list of all employment, managerial, advisory, or consulting agreements, employee confidentiality agreements, employee severance agreements and all other material agreements, policies or arrangements maintained by the Schuler Entities or any of the ERISA Schuler Affiliates with respect to the Schuler Employees or individuals who are independent contractors providing services to any Schuler Entity or any of the ERISA Schuler Affiliates (all agreements, policies or arrangements described in this clause (iii) being collectively referred to as "Schuler Employee Agreements"). Schuler has delivered or made available to the WP Partners copies, which were accurate and complete as of the date so delivered, of all such (1) documents and (if applicable) summary plan descriptions as comprise, describe or similarly relate to the Schuler Employee Plans and Schuler Employee Agreements (including the most recent annual report on Form 5500, if applicable), and (2) summary description(s) of any such Schuler Employee Plans and Schuler Employee Agreements not otherwise in writing, and except as described in Schuler Disclosure Schedule Section 5.11, there have been no changes to such documents as of the Agreement Date.

                  (b)   Except as disclosed in Schuler Disclosure Schedule
Section 5.11, (i) each Schuler Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in form and operation in all material respects, and nothing has occurred which could adversely affect the qualified status of any such Schuler Employee Plan; (ii) each Schuler Employee Plan and Schuler Employee Agreement has been operated or administered in accordance with its provisions and in material compliance with the statutes, rules and regulations governing such Schuler Employee Plan or Schuler Employee Agreement; (iii) no "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any "prohibited transaction" (as defined in
Section 4975(c) of the Code or Section 406 of ERISA, respectively) which could subject the Schuler Entities, the ERISA Schuler Affiliates, any Schuler Employee Plan (or their related trusts) or Schuler or Newco, to any material liability under Section 4975 of the Code or Section 502(i) or (l) of ERISA;
(iv) with respect to each Schuler Employee Plan, no event has occurred and there has been no failure to act upon the part of any Schuler Entity or any fiduciary or "plan official" (as defined in Section 412 of ERISA) with respect to such Schuler Employee Plan that could subject the Schuler Entities, the ERISA Schuler Affiliates, any Schuler Employee Plan or the WP Entities or Newco, to the imposition of any material Tax or penalty;
(v) there are no Actions or audits, investigations or examinations by any Governmental Authority pending (other than routine claims for benefits) regarding any Schuler Employee Plan or Schuler Employee Agreement; (vi) no Schuler Employee Plan is subject to Section 412 of the Code or Title IV of ERISA, and no Schuler Entity or ERISA Schuler Affiliate has maintained or been obligated to make contributions to any such Schuler Employee Plan during the six-year period ending on the Agreement Date; (vii) no steps have been taken by any Schuler Entity or ERISA Schuler Affiliate to terminate any Schuler Employee Plan; (viii) each Schuler Employee Plan that is a "group health plan" (as defined in Section 5000(b)(1) of the Code) has been operated and administered in compliance with the continuation coverage requirements of
Section 4980B of the Code and Part 6 of Title I of ERISA and the Medicare secondary payor provisions of Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder; (ix) no Schuler Entity or ERISA Schuler Affiliate currently contributes to any "multiemployer plan" (as defined in Section 3(37) of ERISA), and there has not been any complete or partial withdrawal from or termination of participation in any such Schuler Employee Plan that could result in withdrawal liability or similar liability for the WP Partners, the WP Entities, their Affiliates, the Schuler Entities, the ERISA Schuler Affiliates or Newco, whether directly or as a result of controlled group liability; and (x) all contributions, premiums and other payments that would normally be made or paid with respect to any Schuler Employee Plan on behalf of the Schuler Business or the Schuler Employees by the Closing Date will have been made by the Closing Date.

                  (c) Except as set forth in this Agreement or Schuler Disclosure Schedule Section 5.11, the execution of, and performance of the transactions contemplated by, this Agreement will not (either together with or upon the occurrence of any additional or subsequent events) constitute an event under any Schuler Employee Plan or Schuler Employee Agreement that could result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any current or former employee of any Schuler Entity or any of their ERISA Schuler Affiliates, whether or not any such payment would be an "excess parachute payment"" (as defined in Section 280G of the Code).

                  (d) No Schuler Entity nor any of their ERISA Schuler Affiliates is required to maintain, contribute to or make payments under any Schuler Employee Plan or Schuler Employee Agreement by the law or applicable custom or rule of any jurisdiction outside of the United States.

                  (e) Each Schuler Employee Plan and Schuler Employee Agreement complies with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder; (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder; and (iii) all other applicable laws. All amendments and actions required to bring each of the Schuler Employee Plans and Schuler Employee Agreements into conformity with all applicable provisions of the Code, ERISA and other applicable laws have been made or taken, except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed in Schuler Disclosure Schedule Section 5.11.

                  (f)   Except as set forth in Schuler Disclosure Schedule
Section 5.11, upon Closing Schuler or Newco or one or more of their Affiliates, as applicable, may terminate any Schuler Employee Plan or Schuler Employee Agreement or may cease contributions to or making payments under any Schuler Employee Plan or Schuler Employee Agreement without incurring any liability, other than a benefit liability accrued in accordance with the terms of such Plan or Agreement immediately prior to such termination or cessation of contributions.

                  (g) All individuals who are or were performing consulting or other services for any Schuler Entity or any of their ERISA Schuler Affiliates are or were correctly classified by the such Schuler Entity or ERISA Schuler Affiliate as either "independent contractors" or "employees," as the case may be, and, at the Closing Date, will qualify for such classification.

                  5.12 TAXES. (a) Except as set forth in Schuler Disclosure Schedule Section 5.12, (i) the Schuler Entities have timely filed or caused to be timely filed (or will timely file or cause to be timely filed) with the appropriate Taxing Authorities all Tax Returns required to be filed on or prior to the Closing Date (taking into account all extensions of due dates) by or with respect to the Schuler Entities and have timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes owed by the Schuler Entities (whether or not shown on any Tax Return) for the period up to and including the Closing Date, except where the failure to file such Tax Returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate result in losses, costs or expenses to the Schuler Entities, taken as whole, in excess of $2,000,000 after the Closing Date, (ii) all such Tax Returns were or will be correct and complete in all material respects, and (iii) all withholding Tax requirements imposed on or with respect to the Schuler Entities have been or will be satisfied in full in all respects. No written claim has been made to the Schuler Entities by any Taxing Authority in any jurisdiction where the Schuler Entities do not file Tax Returns asserting that any of them are required to file a Tax Return.

                  (b)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, (i) there have been no examinations or audits with respect to any Tax Return of, or which included, the Schuler Entities, and (ii) no assessment, deficiency or adjustment for any Taxes has been asserted in writing or, to the knowledge of the Schuler Entities, is proposed with respect to any Tax Return of, or which includes, the Schuler Entities.

                  (c)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to or which includes the Schuler Entities or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes the Schuler Entities.

                  (d) The Schuler Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Schuler Entities will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 2000 through the Closing Date.

                  (e) All Tax allocation or sharing agreements or arrangements with respect to the Schuler Entities have been or will be cancelled on or prior to the Closing Date. No payments are or will become due by the Schuler Entities after the Closing Date pursuant to any such agreement or arrangement.

                  (f)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, none of the property of the Schuler Entities is held in an arrangement for which partnership Tax Returns are required to be filed, no Schuler Entity owns an interest in a partnership and no Schuler Entity owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1296 of the Code).

                  (g)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, none of the property of the Schuler Entities is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

                  (h)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, none of the Schuler Entities will be required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Taxing Authority with respect to any such taxable period.

                  (i) No Schuler Entity has consented to have the provisions of Section 341(f)(2) of the Code apply with respect to a sale of its stock.

                  (j)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, none of the Schuler Entities will, as a result of the transactions contemplated by this Agreement, be obligated to make a payment to an individual that would be a "parachute payment" as defined in

Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (k)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, no power of attorney has been granted with respect to any matter relating to Taxes of the Schuler Entities which is currently in force.

                  (l)   Except as set forth in Schuler Disclosure Schedule
Section 5.12, each Schuler Entity is taxed as a partnership for income tax purposes.

                  5.13 COMPLIANCE WITH LAW. Except with respect to Environmental Laws (which are covered separately in Section 5.17), since December 31, 1996, no Schuler Entity has violated any law, statute, rule, regulation or Governmental Order which has subjected it to fines or penalties in excess of $2,000,000 in the aggregate. As of the Agreement Date, each Schuler Entity is in compliance in all material respects with all laws, statutes, rules, regulations and Governmental Orders applicable to such Schuler Entity or by which the properties or assets of such Schuler Entity are bound or subject, except where the noncompliance with which would not, in the aggregate, result in the imposition on the Schuler Entities, taken as a whole, of fines or penalties in excess of $2,000,000.

                  5.14 CONTRACTS AND COMMITMENTS. Schuler Disclosure Schedule Section 5.14 contains an accurate and complete list as of the Agreement Date of each contract, agreement or commitment of the Schuler Entities (a) to which any Schuler Entity or any of its assets or properties is bound and which requires total payments to or by a Schuler Entity of at least $2,000,000 annually; (b) to which any Schuler Entity or any of its assets or properties is bound or subject and which has a remaining term longer than one year, which requires total payments by the Schuler Entities, taken as a whole, of at least $2,000,000 during such term and which is not terminable on 30 or fewer days' notice without penalty; (c) containing covenants limiting the freedom of any Schuler Entity to compete in any line of business or with any Person in any geographical area; (d) calling for the proposed acquisition of any operating business or any assets outside the ordinary course of business and with a purchase price in excess of $2,000,000; (e) relating to the proposed purchase or sale of any material assets or properties of the Schuler Entities, taken as a whole; (f) to which any Schuler Entity is a party or by which any of its assets or properties are bound relating to indebtedness for borrowed money, including capital leases, security agreements relating thereto and any amendment or waiver thereof, and
(g) with Schuler or any Affiliate thereof (collectively, the "Schuler Commitments"; PROVIDED, that Schuler Commitments shall not include
(i) contracts granting any Schuler Entity an option to purchase land,
(ii) conditions, covenants and restrictions for real property owned by any Schuler Entity, or (iii) agreements between any Schuler Entity and any contractor or developer made in the ordinary course of business). Each Schuler Commitment is a legal, valid and binding obligation of the applicable Schuler Entity, enforceable against such Schuler Entity in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in Schuler Disclosure Schedule Section 5.14, no Schuler Entity is, nor to the knowledge of the Schuler Entities is any other party thereto, in default under any of the Schuler Commitments where such default would result, in the aggregate, in a Liability in excess of $2,000,000. Except as set forth in Schuler Disclosure Schedule Section 5.14, since December 31, 1998, no Schuler Entity has received written notice of cancellation or termination of any Schuler Commitment from any other party thereto.

                  5.15 PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in Schuler Disclosure Schedule Section 5.15 and except with respect to Environmental Permits (which are covered separately in Section 5.17), all permits, licenses, orders, approvals and authorizations required by any applicable law, statute, regulation or Governmental Order, or by the property and contract rights of third Persons, reasonably necessary to permit the operation of the Schuler Business in the manner currently conducted by the Schuler Entities and to permit the current occupancy of the Schuler Real Property by the Schuler Entities have been obtained or are reasonably expected to be obtained by the Schuler Entities, except where the failure to possess such permit, license, order, approval, authorization or rights would not result in a Material Adverse Effect on the Schuler Entities or the Schuler Business. No Schuler Entity has received written notice from any Governmental Authority that any such permit, license, order, approval or authorization has been, or will be, revoked or terminated.

                  5.16  LABOR MATTERS.   No employee of the Schuler Entities
is covered under any collective bargaining agreement. Except to the extent set forth in Schuler Disclosure Schedule Section 5.16: (a) there is no unfair labor practice complaint against any of the Schuler Entities pending or, to the knowledge of the Schuler Entities, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority,
(b) there is no labor strike, slowdown or work stoppage actually pending or, to the knowledge of the Schuler Entities, threatened against or directly affecting any of the Schuler Entities, and (c) no grievance or any Action arising out of or under collective bargaining agreements is pending or, to the knowledge of the Schuler Entities, threatened against any Schuler Entities.

                  5.17 ENVIRONMENTAL MATTERS. Except as set forth in Schuler Disclosure Schedule Section 5.17, to the knowledge of the Schuler Entities:

                  (a) the Schuler Entities have not used, generated, treated, stored or disposed of any Hazardous Material at any properties owned, leased or operated by the Schuler Entities, other than Hazardous Material customarily used, generated, treated, stored or disposed of in connection with businesses similar to the Schuler Business;

                  (b) the Schuler Entities have not caused the release, discharge, spillage, loss, seepage or filtration of any Hazardous Material and no such occurrence is threatened on, under, about or from such properties;

                  (c) the Schuler Entities have not engaged in, and are not engaged in, the use, generation, production, manufacture, treatment, storage, disposal or transportation of Hazardous Material, other than Hazardous Material customarily used, generated, produced, manufactured, treated, stored, disposed or transported in connection with businesses similar to the Schuler Business;

                  (d) to the knowledge of the Schuler Entities, none of the properties owned, leased or operated by the Schuler Entities contains or has contained any underground or above-ground tanks for the storage of Hazardous Material and has not been remediated;

                  (e) the Schuler Entities have disposed of all wastes, including those containing any Hazardous Material, in substantial compliance with all applicable Environmental Laws and Environmental Permits, and, to the knowledge of the Schuler Entities, the Schuler Entities have never received any written notice or claim of Liability for any off-site contamination;

                  (f) Environmental Permits have been obtained and are in full force and effect, or are in the process of being obtained, for the operations conducted at all properties owned, leased or operated by the Schuler Entities;

                  (g) none of the properties owned, leased or operated by the Schuler Entities are listed or, to the knowledge of the Schuler Entities, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup;

                  (h) the Schuler Entities and each property owned, leased or operated by the Schuler Entities has been and is in substantial compliance with all, and is not in violation of any, Environmental Laws and Environmental Permits, and there are no Governmental Orders outstanding, no claims with respect to Environmental Laws have been instituted or filed, and none are pending or, to the knowledge of the Schuler Entities, threatened relating to the Schuler Entities or their business, operations, assets or properties, owned, leased or operated; and

                  (i) Schuler has provided or made available to the WP Partners true, accurate and complete copies of any written information in the possession of the Schuler Entities (other than where such disclosure would result in the loss of the attorney-client privilege) which pertains to the environmental history of all the properties owned, leased or operated by the Schuler Entities.

                  5.18  WARRANTY OBLIGATIONS.

                  (a)   Except as set forth on Schuler Disclosure Schedule
Section 5.18, none of the Schuler Entities, to the knowledge of the Schuler Entities, has any warranty claims that are not covered by Homebuyers Warranty Corporation, National Home Insurance Company or warranties from subcontractors that materially exceed the amounts reserved therefor on the Schuler Balance Sheet or any aggregate amounts properly accrued on the books and records of any of the Schuler Entities since the date of the Schuler Balance Sheet.

                  (b)   Except as set forth on Schuler Disclosure Schedule
Section 5.18, to the knowledge of the Schuler Entities, no product manufactured, sold, leased or delivered by any of the Schuler Entities (except pursuant to applicable law) is subject to any material guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

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

                  (c) To the knowledge of the Schuler Entities, except as set forth on Schuler Disclosure Schedule Section 5.18, none of the Schuler Entities has any material Liability not fully covered by insurance arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by any of the Schuler Entities.

                  (d) All sales by the Schuler Entities have been made in accordance with all federal and state consumer disclosure laws and regulations, including, if applicable, the California Subdivided Lands Act and the regulations enacted thereunder.

                  5.19  HOMEOWNER ASSOCIATIONS.

                  (a) Schuler Disclosure Schedule Section 5.19 contains an accurate and complete list of all homeowner associations (the "Schuler Homeowner Associations") in which any of the Schuler Entities has or has had declarant rights.

                  (b)   Except as set forth on Schuler Disclosure Schedule
Section 5.19, to the knowledge of the Schuler Entities, (i) all restrictive covenants and other documents used by any of the Schuler Entities in connection with the creation and operation of the Schuler Homeowner Associations (A) in which any of the Schuler Entities previously had declarant rights complied in all material respects with applicable laws at the time the same were promulgated, and (B) in which any of the Schuler Entities currently has declarant rights currently comply in all material respects with applicable laws, and (ii) all material disclosures and deliveries of information and documents required by applicable laws as to such Schuler Homeowner Associations and their creation and operation have been materially complied with.

                  (c) To the knowledge of the Schuler Entities, Schuler Disclosure Schedule Section 5.19 contains an accurate and complete list of all amounts in excess of $2,000,000 owing between the Schuler Homeowners Associations and any of the Schuler Entities.

                  (d) To the knowledge of the Schuler Entities, no other claims exist by a Schuler Homeowner Association against any of the Schuler Entities, and to the knowledge of the Schuler Entities, each Schuler Homeowner Association has been operated, so long as any of the Schuler Entities has participated therein, in accordance with applicable laws.

                  5.20 ASSETS NECESSARY TO THE SCHULER BUSINESS. Except as set forth in Schuler Disclosure Schedule Section 5.20, immediately before the Effective Time the Schuler Entities will hold or have the right to use in the Schuler Business all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of in the ordinary course of business or otherwise as contemplated or permitted by this Agreement) or which are reasonably necessary to permit the operation of the Schuler Business in the manner currently conducted by the Schuler Entities.

                  5.21 ACCURACY OF INFORMATION FURNISHED. No representation or warranty made by Schuler in this Article V and the related Schuler Disclosure Schedule contains any untrue statement of material fact or omits to state, in light of the circumstances under which it has been made, a material fact necessary to make such representation or warranty not misleading; provided, however, that no representation or warranty is made as to projections,

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

forecasts or other forward looking information furnished by any Schuler Entity to the WP Partners.

                  5.22 NO BROKERS. Neither Schuler nor any of its directors, officers or employees has employed any broker, finder or investment banker (other than Salomon Smith Barney Inc.) or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement or any Ancillary Agreement (other than the fees and expenses of Salomon Smith Barney Inc.).

                  5.23 DISCLAIMER. Except as otherwise expressly set forth in this Article V, Schuler expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Schuler and the Schuler Subsidiaries. SCHULER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED THROUGH THE REORGANIZATION "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS, AND THAT THE WP PARTNERS SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

                  5.24 NON-CONTROLLED SCHULER ENTITIES. Schuler Disclosure Schedule Section 5.24 contains an accurate and complete list of all Schuler Entities in which neither Schuler nor any Affiliates thereof hold a general partner or managing member interest (the "Non-Controlled Schuler Entities"). Notwithstanding anything to the contrary herein, all representations and warranties made by Schuler pursuant to this Article V with respect to the Non-Controlled Schuler Entities are made only to the knowledge of Schuler and the Schuler Entities (other than the Non-Controlled Schuler Entities).

                                   ARTICLE VI
                                CERTAIN COVENANTS

                  6.1 ACCESS TO INFORMATION. (a) From the Agreement Date through the Closing Date, but subject to any rights of third Persons, upon reasonable notice, the WP Partners shall (i) afford the officers, employees and authorized agents and representatives of Schuler reasonable access during normal business hours to the offices, properties and Books and Records of the WP Entities and (ii) furnish to the officers, employees and authorized agents and representatives of Schuler such additional financial and operating data and other information regarding the assets, properties and Liabilities of the WP Entities and the WP Business (or legible copies thereof) as Schuler may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with any of the businesses or operations of the WP Partners or the WP Entities. Without limiting the generality of the foregoing, the WP Partners shall cooperate fully with Schuler's investigation of such assets, properties and

Liabilities and the WP Business and provide copies of such documents in its possession as Schuler may reasonably request to confirm the title to any and all properties or assets owned or leased by the WP Entities. No WP Partners Indemnified Party shall be responsible for any bodily injury suffered by any of the officers, employees or authorized agents and representatives of Schuler conducting any investigation of the WP Entities' assets and properties. No investigation by Schuler shall affect the representations and warranties of the WP Partners.

                  (b) From the Agreement Date through the Closing Date, but subject to any rights of third Persons, upon reasonable notice, Schuler shall
(i) afford the officers, employees and authorized agents and representatives of the WP Partners reasonable access during normal business hours to the offices, properties and Books and Records of Schuler and (ii) furnish to the officers, employees and authorized agents and representatives of the WP Entities such additional financial and operating data and other information regarding the assets, properties and Liabilities of Schuler and the Schuler Business (or legible copies thereof) as the WP Partners may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall not unreasonably interfere with any of the businesses or operations of Schuler. Without limiting the generality of the foregoing, Schuler shall cooperate fully with the WP Partners' investigation of such assets, properties and Liabilities and the Schuler Business and provide copies of such documents in its possession as the WP Partners may reasonably request to confirm the title to any and all properties or assets owned or leased by Schuler. No Schuler Indemnified Party shall be responsible for any bodily injury suffered by any of the officers, employees or authorized agents and representatives of the WP Partners conducting any investigation of Schuler's assets and properties. No investigation by the WP Partners shall affect the representations and warranties of Schuler.

                  6.2 CONDUCT OF BUSINESSES PENDING CLOSING. From the Agreement Date through the Closing Date, except as set forth in WP Disclosure Schedule Section 6.2 or Schuler Disclosure Schedule Section 6.2, or as required by this Agreement or otherwise consented to or approved by the parties in writing, which consent or approval shall not be unreasonably withheld:

                  (a) The WP Partners shall cause the WP Entities to operate the WP Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted. The WP Partners shall cause the WP Entities to use commercially reasonable efforts to (i) preserve the WP Business; (ii) keep available to Newco the services of the present officers, employees, agents and independent contractors of the WP Entities; (iii) maintain the assets of the WP Business in their current state of repair, order and condition, usual and ordinary wear and tear excepted and subject to requirements in the ordinary course of business; and (iv) maintain in effect insurance upon the assets of the WP Entities and with respect to the conduct of the WP Business in such amounts and of such kinds comparable in all material respects to that in effect on the Agreement Date.

                  (b)   The WP Partners shall cause the WP Entities not to:

                        (i) amend the Charter or Bylaws of any WP Entities or WP Subsidiaries, except for the purpose of organizing entities for the purpose of acquiring land in the ordinary course of business;

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

                        (ii)     incur or assume or become subject
         to any additional indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business and consistent with past practices;

                        (iii)    declare or pay any dividend or
         make any other distribution to any of the WP Partners, other than distributions for payment of income Taxes due to the taxable income of the WP Entities;

                        (iv)     redeem or otherwise acquire any
         shares or interest of capital stock or other equity of any WP Entity or issue any capital stock or other equity of any WP Entity or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares or equity;

                        (v)      permit or allow any WP Entities'
         assets or properties to be subject to any additional Encumbrance (other than Permitted Liens) or sell, transfer, lease or otherwise dispose of any such assets or properties, in each case except in the ordinary course of business and consistent with past practices;

                        (vi)     grant any increase in salaries or
         commissions payable or to become payable to any employee of the WP Entities, or to any sales agent or representative of the WP Entities, except normal periodic increases in salaries and commissions in accordance with the WP Entities' existing compensation practices;

                        (vii)    make any capital expenditure or
         commitment therefor for additions to property, equipment or facilities in excess of $500,000 in the aggregate per month, other than land acquisitions and expenditures associated with home building in the ordinary course of business and consistent with past practices;

                        (viii)   license, sell, transfer, pledge,
         modify, disclose, dispose of or permit to lapse any right under or respecting, or enter into any settlement regarding the breach or infringement of, any material WP Intellectual Property;

                        (ix)     terminate, renew, enter into or
         amend any WP Commitment or contract or agreement which would qualify as a WP Commitment;

                        (x)      establish or adopt any severance
         pay plan or arrangement with respect to, or for the benefit of, employees;

                        (xi)     make any change in any method of
         accounting or accounting practice or policy, other than those required by GAAP;

                        (xii)    engage in any transactions with a
         WP Entity, other than transactions in the ordinary course and consistent with past practices; or

                        (xiii) agree, whether in writing or
         otherwise, to do any of the foregoing.

                  (c) Schuler shall cause the Schuler Entities to operate the Schuler Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore

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

conducted. Schuler shall cause the Schuler Entities to use commercially reasonable efforts to (i) preserve the Schuler Business; (ii) keep available to Newco the services of the present officers, employees, agents and independent contractors of the Schuler Entities; (iii) maintain the assets of the Schuler Business in their current state of repair, order and condition, usual and ordinary wear and tear excepted and subject to requirements in the ordinary course of business; and (iv) maintain in effect insurance upon the assets of the Schuler Entities and with respect to the conduct of the Schuler Business in such amounts and of such kinds comparable in all material respects to that in effect on the Agreement Date.

                  (d)   Schuler shall cause the Schuler entities not to:

                        (i)      amend the Charter or Bylaws of any
         Schuler Entities, except for the purpose of organizing entities for the purpose of acquiring land in the ordinary course of business;

                        (ii)     incur or assume or become subject
         to any additional indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business and consistent with past practices;

                        (iii) declare or pay any dividend or make any other distribution to any stockholder of Schuler;

                        (iv) redeem or otherwise acquire any shares or interest of capital stock or other equity of any Schuler Entity or issue any capital stock or other equity of any Schuler Entity or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares or equity;

                        (v) permit or allow any Schuler Entities' assets or properties to be subject to any additional Encumbrance (other than Permitted Liens) or sell, transfer, lease or otherwise dispose of any such assets or properties, in each case except in the ordinary course of business and consistent with past practices;

                        (vi) grant any increase in salaries or commissions payable or to become payable to any employee of the Schuler
         Entities, or to any sales agent or representative of the Schuler Entities, except normal periodic increases in salaries and commissions in accordance with the Schuler Entities' existing compensation practices;

                        (vii) make any capital expenditure or commitment therefor for additions to property, equipment or facilities in excess of $500,000 in the aggregate per month, other than land acquisitions and expenditures associated with home building in the ordinary course of business and consistent with past practices;

                        (viii) license, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right under or respecting, or enter into any settlement regarding the breach or infringement of, any material Schuler Intellectual Property;

                        (ix) terminate, renew, enter into or amend any Schuler Commitment or contract or agreement which would qualify as a Schuler Commitment;

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

                        (x) establish or adopt any severance pay plan or arrangement with respect to, or for the benefit of, employees;

                        (xi) make any change in any method of accounting or accounting practice or policy, other than those required by GAAP;

                        (xii) engage in any transactions with a Schuler Entity, other than transactions in the ordinary course and consistent with past practices; or

                        (xiii) agree, whether in writing or otherwise, to do any of the foregoing.

                  6.3 NO SOLICITATION OF TRANSACTIONS. (a) From the Agreement Date through the Closing Date, none of the WP Partners nor any of their representatives, Affiliates, directors, officers, employees, subsidiaries or agents will solicit, consider, encourage or accept any inquiries, proposals or offers to acquire, or offer or sell, or agree to sell, any of the WP Interests or the securities, assets or properties of any WP Entities (other than sales of properties in the ordinary course of business consistent with past practices) or assist any third Person in preparing or soliciting such an inquiry, proposal or offer. The WP Partners shall not have, and shall cause such representatives, Affiliates, directors, officers, employees, subsidiaries and agents not to have, any discussions, conversations, negotiations or other communication with, or provide any information or data to, any Person(s) expressing an interest in making or effecting any such inquiry, proposal or offer.

                  (b) From the Agreement Date through the Closing Date, neither Schuler nor any of its representatives, Affiliates, directors, officers, employees, subsidiaries or agents will solicit, consider, encourage or accept any inquiries, proposals or offers to acquire, or offer or sell, or agree to sell, any of the securities, assets or properties of Schuler (other than sales of properties in the ordinary course of business consistent with past practices or exercises of options or sales of stock of Schuler by officers or employees of Schuler (other than James Schuler)) or assist any third Person in preparing or soliciting such an inquiry, proposal or offer. Schuler shall not have, and shall cause such representatives, Affiliates, directors, officers, employees, subsidiaries and agents not to have, any discussions, conversations, negotiations or other communication with, or provide any information or data to, any Person(s) expressing an interest in making or effecting any such inquiry, proposal or offer.

                  6.4   AUTHORIZATIONS. (a) Each of Schuler and the
WP Partners shall cooperate in the preparation of any filing required under the HSR Act and shall submit such filing within 30 days of the Agreement Date.

                  (b) Each of Schuler and the WP Partners as promptly as practicable after the Agreement Date, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and Governmental Orders applicable to it as may be required for it to consummate the transactions contemplated hereby and by the Ancillary Agreements in accordance with the terms of this Agreement and the Ancillary Agreements; (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and

(iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein.

                  (c) Each party shall use its commercially reasonable efforts to satisfy the conditions to Closing applicable to it in Articles VII and VIII as soon as commercially practicable.

                  (d) Schuler and the WP Partners shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any State of the United States (the "Antitrust Authorities").

                  (e) Each party shall use its commercially reasonable efforts, and shall cooperate fully with the other, to prevent the entry in any Action brought by an Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or materially delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  6.5 CONTRIBUTION TO WP LLC. Prior to the Closing Date, the WP Partners shall contribute the WP Interests, or cause the WP Interests to be contributed, to WP LLC.

                  6.6 ACKNOWLEDGEMENTS. (a) In order to induce the WP Partners to enter into and perform this Agreement and the Ancillary Agreements, Schuler acknowledges and agrees with the WP Partners as follows:
THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV OF THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE WP PARTNERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE ANCILLARY AGREEMENTS. THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO AMONG THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN AND THEREIN. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT, SCHULER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF THE WP PARTNERS OR ANY EMPLOYEES, REPRESENTATIVES OR AGENTS OF ANY OF SUCH PERSONS. Nothing in this
Section 6.5 shall be deemed to lessen in any way Schuler's reliance on, and right to enforce, any covenant or agreement contained in this Agreement.

                  (b) In order to induce Schuler to enter into and perform this Agreement, the WP Partners acknowledge and agrees with Schuler as follows: THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE V OF THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SCHULER TO THE WP PARTNERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE ANCILLARY AGREEMENTS. THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR

AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO AMONG THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN AND THEREIN. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT, THE WP PARTNERS DISCLAIM RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF SCHULER OR ANY EMPLOYEES, REPRESENTATIVES OR AGENTS OF ANY OF SUCH PERSONS. Nothing in this Section 6.5 shall be deemed to lessen in any way the WP Partner's reliance on, and right to enforce, any covenant or agreement contained in this Agreement.

                  6.7 PUBLIC ANNOUNCEMENTS. Neither Schuler, the WP Partners nor the representatives of any of them shall make any public announcement with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such public announcement may be made if required by applicable statute, law, regulation, Governmental Order, the NASD or NASDAQ rule or listing agreement, provided that the party required to make such public announcement, to the extent reasonably possible, shall confer with the other party concerning the timing and content of such public announcement before the same is made.

                  6.8 REGISTRATION STATEMENT. Schuler and the WP Partners shall cooperate and promptly prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Newco Common Stock issuable in the Reorganization, a portion of which Registration Statement shall also serve as the proxy statement with respect to the Schuler Stockholder Meeting (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Schuler and the WP Partners shall use all reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Reorganization. Schuler and the WP Partners shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to each other and advise the WP Partners of any verbal comments with respect to the Form S-4 received from the SEC. Schuler and the WP Partners shall use their best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Schuler agrees that the written information concerning the Schuler Entities provided by it for inclusion in that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the Schuler Stockholder Meeting, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The WP Partners agree that the written information concerning the WP Partners and the WP Entities provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Schuler Stockholder Meeting, or, in the case of written information concerning the WP Partners and the WP Entities provided by the WP Partners for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Schuler or the WP Partners without the approval of the WP Partners or Schuler, respectively. Schuler and the WP Partners will advise the WP Partners and Schuler, respectively, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Common Stock issuable in connection with the Reorganization for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

                  6.9 SCHULER STOCKHOLDER MEETING. Schuler will, as soon as practicable and in no event later than 45 days after the Form S-4 is declared effective by the SEC, duly call, give notice of, convene and hold the Schuler Stockholder Meeting. Schuler shall, through its Board of Directors, recommend to its stockholders adoption and approval of this Agreement and the Merger A Agreement.

                  6.10 LISTING APPLICATION. Schuler shall promptly cause Newco to prepare and submit to NASDAQ a listing application covering the shares of Newco Common Stock issuable in the Reorganization, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Newco Common Stock on The Nasdaq Stock Market, subject to official notice of issuance.

                  6.11 AFFILIATE LETTERS. At least 30 days prior to the Closing Date, the WP Partners shall deliver to Schuler a list of names and addresses of those persons who were, in the WP Partners' reasonable judgment, at the record date for the Schuler Stockholder Meeting, Affiliates of the WP Partners and WP LLC and who will receive any securities in any of the transactions contemplated hereby. The WP Partners shall use all reasonable efforts to deliver or cause to be delivered to Newco, prior to the Closing Date, from each of the Affiliates of the WP Partners and WP LLC identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit K. Newco shall be entitled to place legends as specified.

                  6.12 NON-DISCLOSURE OF PROPRIETARY DATA. Each of the parties agrees that such party will not, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data or confidential information concerning the business or policies of any WP Entity or of Schuler obtained in connection with the negotiation, execution, or performance of this Agreement or any Ancillary Agreement. The parties' obligations under this Section 6.12 with respect to any trade secret or other proprietary data or confidential information of Schuler or the WP Entities is independent of any obligations under the Confidentiality Agreement and shall survive the termination of this Agreement if this Agreement is terminated prior to Closing.

                  6.13 SECTION 341(f) CONSENT. At any time following the Contribution, Schuler and the WP Partners shall cause Newco, within five (5) business days of receipt by Newco of a written request by WP LLC or one or more of the WP Partners (or their respective successors) to file a statement with the IRS stating that Newco consents to have the provisions of section 341(f) of the Code apply to it (the "Section 341(f) Consent"). A copy of the Section 341(f) Consent shall be simultaneously delivered to WP LLC or the requesting WP Partner(s). Notice to the stockholders of Newco of the filing of the Section 341(f) Consent shall be provided in a Form 8-K filed by Newco with the SEC at the time Newco files the Section 341(f) Consent. Schuler and the WP Partners shall cause Newco to cause any subsidiary corporation it controls to file a statement of consent under Section 341(f) of the Code, to the extent required by Section 341(f)(6) of the Code.

                  6.14 NEWCO STOCK OPTION PLAN. Schuler and the WP Partners shall cooperate and work in good faith in order for Newco, within a reasonable time after the Agreement Date, to adopt a stock option plan with terms and provisions comparable to the Schuler Homes, Inc. Amended and Restated 1992 Stock Option Plan and to grant options thereunder to certain employees of the Schuler Entities and the WP Entities.

                                   ARTICLE VII
                    CONDITIONS TO THE OBLIGATIONS OF SCHULER

                  The obligations of Schuler to effect the transactions contemplated herein shall be subject to the fulfillment satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

                  7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the WP Partners contained in Article IV and taken as a whole shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects in respect of, or as of, such date or period.

                  7.2 PERFORMANCE. The WP Partners shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  7.3 HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

                  7.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect which prohibits or makes unlawful consummation of the transactions contemplated hereby.

                  7.5 OFFICERS' CERTIFICATES. The WP Partners shall have furnished Schuler with such certificates of their officers certifying as to compliance with the conditions set forth in this Article VII as may be reasonably requested by Schuler.

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

                  7.6 CERTAIN AGREEMENTS. Each party to the Ancillary Agreements shall have duly authorized and executed the Ancillary Agreements and shall have delivered the same to Schuler.

                  7.7 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law and NASDAQ by the holders of the issued and outstanding shares of capital stock of Schuler.

                  7.8 FORM S-4. The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of Schuler or the WP Partners, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the Newco Common Stock to be issued in connection with the Reorganization shall have been received.

                  7.9 LISTING. The Newco Common Stock to be issued in connection with the Reorganization shall have been approved for listing on The Nasdaq Stock Market, subject only to official notice of issuance.

                  7.10 WP REQUIRED CONSENTS. The WP Entities shall have obtained the WP Required Consents.

                  7.11 FIRPTA MATTERS. The WP Entities shall have delivered to Newco separate statements (in such form as may be reasonably requested by counsel to Schuler) signed under penalty of perjury by each of the WP Partners, certifying as to such WP Partner's non-foreign status for purposes of United States income taxation and setting forth such WP Partner's tax identification number and home or office address.

                  7.12 EMPLOYMENT AGREEMENT. Newco shall have entered into an employment agreement with James K. Schuler substantially in the form of Exhibit L.

                                  ARTICLE VIII
                CONDITIONS TO THE OBLIGATIONS OF THE WP PARTNERS

                  The obligations of the WP Partners to effect the transactions contemplated herein shall be subject to the fulfillment, satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

                  8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Schuler contained in Article V and taken as a whole shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects in respect of, or as of, such date, or period.

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

                  8.2 PERFORMANCE. Schuler shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  8.3 HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

                  8.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect which prohibits or makes unlawful consummation of the transactions contemplated hereby.

                  8.5 OFFICERS' CERTIFICATES. Schuler shall have furnished the WP Partners with such certificates of its officers certifying as to compliance with the conditions set forth in this Article VIII as may be reasonably requested by the WP Partners.

                  8.6 CERTAIN AGREEMENTS. Each party to the Ancillary Agreements shall have duly authorized and executed the Ancillary Agreements and shall have delivered the same to the WP Partners.

                  8.7 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law and NASDAQ by the holders of the issued and outstanding shares of capital stock of Schuler.

                  8.8 FORM S-4. The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of Schuler or the WP Partners, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of the Newco Common Stock to be issued in connection with the Reorganization shall have been received.

                  8.9 LISTING. The Newco Common Stock to be issued in connection with the Reorganization shall have been approved for listing on The Nasdaq Stock Market, subject only to official notice of issuance.

                  8.10 SCHULER REQUIRED CONSENTS. Schuler shall have obtained the Schuler Required Consents.

                  8.11 EMPLOYMENT AGREEMENT. Newco shall have entered into an employment agreement with James K. Schuler substantially in the form of Exhibit L.


                                    ARTICLE IX
                                 INDEMNIFICATION

                  9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the WP Partners in Article IV and of Schuler in Article V shall survive for a period

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of 21 months from the Closing; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 4.12 and 5.12 shall survive until the applicable statute of limitations with respect to Taxes has expired. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

                  9.2 INDEMNIFICATION BY THE WP PARTNERS. Except as otherwise limited by this Article IX, the WP Partners shall jointly and severally indemnify, defend and hold harmless Schuler, and Schuler's Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Schuler Indemnified Parties") from and against, and pay or reimburse the Schuler Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments, fines, and penalties (including reasonable legal costs and expenses) suffered or incurred by them (hereinafter a "Schuler Loss") arising out of or resulting from:

                  (a) the inaccuracy of any representation or warranty of the WP Partners set forth in Article IV; or

                  (b) any other breach or violation of this Agreement by the WP Partners.

                  9.3 INDEMNIFICATION BY SCHULER. Except as otherwise limited by this Article IX, Schuler shall indemnify, defend and hold harmless the WP Partners and their Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "WP Partners Indemnified Parties") from and against, and pay or reimburse the WP Partners Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments, fines, and penalties (including reasonable legal costs and expenses) actually suffered or incurred by them (hereinafter a "WP Partners Loss") arising out of or resulting from:

                  (a) the inaccuracy of any representation or warranty of Schuler set forth in Article V; or

                  (b) any other breach or violation of this Agreement by Schuler.

                  9.4 GENERAL INDEMNIFICATION PROVISIONS. (a) For the purposes of this Section 9.4 and Sections 9.5 and 9.6, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 9.2 or 9.3, as the case may be; the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to WP Partners Losses or Schuler Losses, as the case may be. Losses shall be determined without reduction based on the amount thereof which may fall below standards based on materiality or specified amounts.

                  (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (regardless of whether a claim for indemnification otherwise would be prohibited by Section 9.5(a)), stating the

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amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of an Indemnitor under this Article IX with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor notice of such Third Party Claim and shall permit the Indemnitor, at its option, to undertake the defense of such Third Party Claim by counsel of its own choice and at its expense; PROVIDED, HOWEVER, that the failure of the Indemnitee to notify the Indemnitor during the required notification period shall only relieve the Indemnitor from its obligation to indemnify the Indemnitee pursuant to this Article IX to the extent that the Indemnitor is actually prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result from such Third Party Claims (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnitee within 20 calendar days of the receipt of notice of such Third Party Claim from the Indemnitee of its intention to do so. If the Indemnitor elects to assume and control the defense of any such Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnitee, unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnitee, or (iii) the Indemnitee has been advised by its counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to the Indemnitor and which can not be effectively raised by Indemnitor, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this
Article IX will be paid by the Indemnitor. Expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor if there is no dispute as to the obligation of the Indemnitor to pay such amounts pursuant to this Article IX. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it, at the Indemnitor's expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnitee) and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

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

     9.5 LIMITATIONS ON INDEMNIFICATION. (a) No claim or claims may be made against an Indemnitor for indemnification pursuant to Section 9.2(a) or
Section 9.3(a), as the case may be, unless the collective Losses of the Indemnitees with respect to such Sections shall exceed in the aggregate an amount equal to $5,000,000, in which case the Indemnitor shall be obligated to the Indemnitee only for the amount of the Loss or Losses in excess of $5,000,000.

     (b)   In addition to the provisions and limitations as provided in (i)
Section 9.1 with respect to the period of survival of representations and warranties and (ii) Section 9.5(a) with respect to dollar amounts of Losses for which indemnification for breaches of representations and warranties is not available: (A) the WP Partners shall not be liable for any Schuler Loss
(1) to the extent Schuler Losses relate to breaches of the WP Partners' representations and warranties contained in Sections 4.5, 4.6, 4.8, 4.9, 4.10, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 (solely with respect to representations and warranties contained in the Sections listed in this clause (1)) and/or 4.22 and exceed (in the aggregate) an amount equal to $15,000,000, (2) to the extent Schuler Losses relate to breaches of the WP Partners' representations and warranties contained in Sections 4.7, 4.11, 4.12, 4.21 (solely with respect to representations and warranties contained in the Sections listed in this clause (2)), and/or 4.23 and exceed (in the aggregate) an amount equal to $25,000,000 or (3) for which a claim for indemnification relating to such a breach is not asserted hereunder within the applicable survival period as provided in Section 9.1; and (B) Schuler shall not be liable for any WP Partners Loss (4) to the extent WP Partners Losses relate to breaches of Schuler's representations and warranties contained in Sections 5.5, 5.6 5.8, 5.9, 5.10, 5.13, 5.14, 5.15, 5.16, 5.17,
5.18, 5.19, 5.20, 5.21 (solely with respect to representations and warranties contained in the Sections listed in this clause (4)) and/or 5.22 and exceed (in the aggregate) an amount equal to $15,000,000, (5) to the extent WP Partners Losses relate to breaches of Schuler's representations and warranties contained in Sections 5.7, 5.11, 5.12, 5.21 (solely with respect to representations and warranties contained in the Sections listed in this clause (5)) and/or 5.23 and exceed (in the aggregate) an amount equal to $25,000,000 or (6) for which a claim for indemnification relating to such a breach is not asserted hereunder within the applicable survival period as provided in Section 9.1. The immediately preceding sentence notwithstanding, the liability of the WP Partners for Schuler Losses pursuant to clauses (1) and (2) shall not exceed, in the aggregate, $25,000,000, and the liability of Schuler for WP Partner Losses pursuant to clauses (4) and (5) shall not exceed, in the aggregate, $25,000,000.

     (c) Notwithstanding any other provision of this Agreement, the Liability of any Indemnitor for Losses shall be determined on a basis that is net of the amount of any such Losses covered by insurance after subtracting deductibles and retroactive premiums and other co-payments required to be made by an Indemnitee.

     9.6 STOCK INDEMNIFICATION PAYMENTS. (a) Any indemnification obligations of the WP Partners pursuant to Section 9.2 shall be satisfied by payment in shares of Newco Class A Common Stock and/or shares of Newco Class B Common Stock to Newco. The number of shares of Stock delivered by the WP Partners in satisfaction of an indemnification obligation shall be determined in accordance with Section 9.6(c) below.

     (b) Any indemnification obligations of Schuler pursuant to Section 9.3 shall be satisfied by payment in shares of Newco Class A Common Stock and/or Newco Class B

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Common Stock to WP LLC, the number of which shares shall be determined in accordance with Section 9.6(c) below.

     (c) The aggregate number of shares of Newco Class A Common Stock and/or Newco Class B Common Stock paid by Schuler or the WP Partners in satisfaction of an indemnification obligation pursuant to paragraph (a) or
(b) of this Section 9.6 shall be equal to (i)(x) the amount of the Losses for which indemnification is owed by Schuler, MULTIPLIED BY the number of shares of Newco Common stock owned by WP LLC and Bankers Trust on the Closing Date, MINUS (y) the amount of the Losses for which indemnification is owed by the WP Partners, MULTIPLIED BY the number of shares of Newco Common stock owned by the stockholders of Schuler on the Closing Date, ALL DIVIDED BY (ii) (x) the number of shares of Newco Common Stock owned by the stockholders of Schuler on the Closing Date, MULTIPLIED BY the Schuler Common Stock Market Value, MINUS (y) the amount of the Losses for which indemnification is owed by Schuler (all rounded to nearest whole share). For purposes of this Section 9.6(c), the term "Schuler Common Stock Market Value" shall mean the average closing price per share of Schuler Common Stock on NASDAQ (as reported in THE WALL STREET JOURNAL or, if not reported therein, any other authoritative source) for the twenty (20) consecutive trading days (whether or not actual trading occurred during such period) ending one (1) trading day preceding the Closing Date.

     (d) An example of calculations made pursuant to this Section 9.6 is attached as Exhibit M.

                                   ARTICLE X
                             [INTENTIONALLY OMITTED]

                                   ARTICLE XI
                                   TERMINATION

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

     (a)   by the mutual written consent of Schuler and the WP Partners; or

     (b) by either Schuler, on the one hand, or the WP Partners, on the other hand, if (i) the approval of Schuler's stockholders required by Sections 7.7 and 8.7 shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (ii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all reasonable efforts to remove such injunction, order or decree; or (iii) if the Closing shall not have occurred by January 31, 2000 (which date may be extended at the sole option of either party to February 28, 2001); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this

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

subsection shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

     (c) by Schuler, as a result of the breach in any material respect of any of the representations and warranties of the WP Partners contained in
Article IV or the failure by the WP Partners to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by the WP Partners, provided that such breach or failure is not cured within 30 days of the WP Partners' receipt of a written notice from Schuler that such a breach or failure has occurred; or

     (d) by the WP Partners, as a result of the breach in any material respect of any of the representations and warranties of Schuler contained in
Article V or the failure by Schuler to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Schuler, provided that such breach or failure is not cured within 30 days of Schuler's receipt of a written notice from a WP Partner that such a breach or failure has occurred.

     11.2  WRITTEN NOTICE. In order to terminate this Agreement pursuant to
Section 11.1, the party so acting shall give written notice of such termination to the other parties, specifying the grounds thereof.

     11.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 11.1, this Agreement (other than Sections 6.6 and 12.1, which shall survive the termination hereof) shall become void and have no effect, with no liability on the part of any party or its Affiliates, directors, officers, employees, shareholders or agents in respect thereof; PROVIDED, HOWEVER, that nothing in this Section 11.3 shall deprive the WP Partners, on the one hand, and Schuler, on the other, from bringing any Action for breach of the Agreement by the other.

     11.4 WAIVER. At any time prior to the Closing, Schuler, on the one hand, and the WP Partners, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     12.1 EXPENSES, TAXES, ETC. Except as otherwise provided herein or in any Ancillary Agreement, in the event that the Closing occurs, Newco shall pay all reasonable fees and expenses incurred by each party hereto in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby. Except as otherwise provided herein or in any Ancillary Agreement, in the event that the Closing does not occur, each party shall pay all such fees and expenses incurred by it in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the

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filing of the Form S-4 or Proxy Statement/Prospectus with the SEC, (c) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus and (d) all sales, use, documentary, stamp and excise Taxes and all transfer, filing, recordation and similar Taxes and fees (including all real estate transfer Taxes and conveyance and recording fees, if any) incurred by any party or the WP Entities in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby will be borne equally by Schuler, on the one hand, and the WP Partners, on the other hand.

     12.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by recognized overnight delivery service or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

     (a)   if to the WP Partners:

           Eugene Rosenfeld
           c/o Western Pacific Housing
           300 Continental Blvd., Suite 390
           El Segundo, CA  90246
           Facsimile No.:  (310) 414-0514

           AND

           Rick Koenigsberger
           Apollo Real Estate Advisors
           1301 Avenue of the Americas, 38th Floor
           New York, NY  10019
           Facsimile No.:  (212) 515-3282

           AND

           Ronald J. Kravit
           Blackacre WPH, LLC
           450 Park Avenue, 28th Floor
           New York, New York 10022
           Facsimile No.:  (212) 891-2103

           with a copy to:

           Peter P. Wallace, Esq.
           Morgan, Lewis & Bockius LLP
           300 S. Grand Avenue, 22nd Floor
           Los Angeles, CA  90071
           Facsimile No.:  (213) 612-2554

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           AND

           Stuart D. Freedman, Esq.
           Schulte, Roth & Zabel LLP
           900 3rd Avenue
           New York, New York  10022
           Facsimile No.:  (212) 832-4169

     (b)   if to Schuler:

           James K. Schuler
           Schuler Homes, Inc.
           828 Fort Street Mall, 4th Floor
           Honolulu, Hawaii  96813
           Facsimile No.:  (808) 524-8927

           with a copy to:

           Richard V. Smith, Esq.
           Orrick, Herrington & Sutcliffe LLP
           400 Sansome Street
           San Francisco, CA  94111
           Facsimile No.:  (415) 773-5759

     12.3 DISCLOSURE SCHEDULES. The WP Disclosure Schedule and the Schuler Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any matter in either the WP Disclosure Schedule or the Schuler Disclosure Schedule shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the WP Disclosure Schedule or the Schuler Disclosure Schedule shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of Liability or facts supporting Liability.

     12.4 INTERPRETATION. (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     (b) Any references in this Agreement to the "knowledge" of the WP Partners and the WP Entities, or to matters "known" to the WP Partners and the WP Entities, shall mean the actual knowledge without inquiry or investigation of only the Persons listed on Schedule 12.4(a). Any references in this Agreement to the "best knowledge" or "knowledge" of Schuler

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shall mean the actual knowledge without inquiry or investigation of only the
Persons listed on Schedule 12.4(b). Anything herein to the contrary notwithstanding, no Person listed on any of such schedules shall have any personal Liability with respect to any of the matters set forth in this Agreement or any representation or warranty herein being or becoming untrue, inaccurate or incomplete

     12.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

     12.6 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise.

     12.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights or remedies hereunder.

     12.8 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by the WP Partners and Schuler. In the case of Schuler, such amendment may be made by action taken or authorized by Schuler's Board of Directors at any time before or after approval of the matters presented in connection with the Reorganization by the stockholders of Schuler, but after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

     12.9 NO OTHER REMEDIES. Except as provided in Sections 11.3 and 12.13, any and all remedies herein expressly conferred upon a party hereby are deemed exclusive of any other remedy conferred hereby or by law or equity on such party. In particular, the remedies provided by Article IX for Losses shall be exclusive of any other rights or remedies available to a party against the other party, either at law or in equity, in relation to any breach, default or nonperformance of any representation, warranty, covenant, agreement or undertaking made or entered into by such other party pursuant to this Agreement or the transactions contemplated hereby. Notwithstanding any provision hereof, neither party shall be liable hereunder to any Schuler Indemnified Party or WP Partners Indemnified Party for any incidental or consequential damages, damages for loss of profits or opportunities or exemplary or punitive damages, regardless of the circumstances from which such damages arose.

     12.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and

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reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.11 MUTUAL DRAFTING. This Agreement is the joint product of Schuler and the WP Partners and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Schuler and the WP Partners and shall not be construed for or against any party hereto.

     12.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

     12.13 DISPUTE RESOLUTION. Except as otherwise provided in Section 11.3, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute"), shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

     (a) At the written request of the WP Partners, on the one hand, or Schuler, on the other hand, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

     (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a panel of three arbitrators (each of which shall have at least ten years of experience in the industry in which the WP Business operates or some material aspect thereof relating to the matter subject to arbitration) pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"). Any party may demand such arbitration in accordance with the procedures set out in the Rules. The WP Partners and Schuler shall each select one arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitration shall take place in San Francisco, California. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrators shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrators, present testimony and written evidence and

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examine witnesses. No party shall be eligible to receive, and the arbitrators shall not have the authority to award, incidental or consequential damages, damages for loss of profits or opportunities or exemplary or punitive damages. The arbitrators shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' decision shall be binding and final. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

     (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrators. Schuler, on the one hand, and the WP Partners, on the other hand, shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association.

     (d) Notwithstanding any other provision of this Agreement, any party may commence an Action to compel compliance with this Section 12.13.

     12.14 CONSENT TO JURISDICTION; WAIVERS. Subject to Section 12.13, each of the parties hereto irrevocably submits to the exclusive jurisdiction of
(a) the Delaware Chancery Court, and (b) the United States District Court for Delaware, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for Delaware or if such Action may not be brought in such court for jurisdictional reasons, in the Delaware Chancery Court. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12.2 shall be effective service of process for any Action in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 12.14. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any transaction contemplated hereby in (i) the Delaware Chancery Court, or (ii) the United States District Court for Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

     12.15 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement or any transaction contemplated hereby, and for any counterclaim with respect thereto.

     12.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     12.17 ENTIRE AGREEMENT. This Agreement, together with all Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto, including the Ancillary Agreements, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, among the WP Partners and Schuler with respect to the subject matter hereof.

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     IN WITNESS WHEREOF, Schuler and the WP Partners have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                SCHULER HOMES, INC.,
                                a Delaware corporation

                                By /s/ James K. Schuler
                                  ---------------------------------------------
                                  Name:  James K. Schuler
                                  Title:  President and Chief Executive Officer



                                APOLLO REAL ESTATE INVESTMENT FUND, L.P., a Delaware limited partnership

                                By:  APOLLO REAL ESTATE ADVISORS, L.P.,
                                     a Delaware limited partnership,
                                     Its General Partner

                                     By:  APOLLO REAL ESTATE MANAGEMENT, INC.,
                                          a Delaware corporation,
                                          Its General Partner

                                          By:  /s/ Michael D. Weiner
                                             ----------------------------------
                                               Michael D. Weiner
                                               Its Vice President

                                BLACKACRE WPH, LLC,
                                a Delaware limited liability company

                                By:  BLACKACRE CAPTIAL GROUP, L.P.,
                                     a Delaware limited partnership,
                                     Its Managing Member

                                     By:  BLACKACRE CAPTIAL MANAGEMENT CORP.
                                          a Connecticut corporation,
                                          Its General Partner

                                          By: /s/ Ronald J. Kravit
                                             ----------------------------------
                                             Ronald J. Kravit
                                             Its Vice President



                                HIGHRIDGE PACIFIC HOUSING INVESTORS, L.P., a California limited partnership

                                By:  WPH ACQUISITIONS, INC.,
                                     a California corporation,
                                     Its General Partner

                                     By: /s/ Steven A. Berlinger
                                        ---------------------------------------
                                        Steven A. Berlinger
                                        Its CFO and Secretary



                                AP WP PARTNERS, L.P.,
                                a Delaware limited partnership

                                By:  AP WP OPERATING CORPORATION,
                                     a Delaware corporation,
                                     Its General Partner

                                     By: /s/ Michael D. Weiner
                                        ---------------------------------------
                                        Michael D. Weiner
                                        Its Vice President

                                 AP WESTERN GP CORPORATION,
                                 a Delaware corporation

                                 By /s/ Michael D. Weiner
                                   --------------------------------------------
                                   Name:
                                   Title:



                                  AP LHI, INC.,
                                  a California corporation

                                  By /s/ Thomas Connelly
                                     ------------------------------------------
                                     Thomas Connelly
                                     Its Vice President



                                  LAMCO HOUSING, INC.
                                  a California corporation

                                  By /s/ Thomas Connelly
                                     ------------------------------------------
                                     Thomas Connelly
                                     Its Vice President